                                  EXHIBIT 10.4

         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION. ASTERISKS (*) IDENTIFY WHERE SUCH CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.










                              FIRST QUADRANT, L.P.

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                 March 28, 1996

                              FIRST QUADRANT, L.P.
                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

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
ARTICLE I - DEFINITIONS..........................................................................................   1
         Section 1.1       Definitions...........................................................................   1

ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.................................................................   8
         Section 2.1       Continuation of Partnership...........................................................   8
         Section 2.2       Name of the Partnership...............................................................   9
         Section 2.3       Purposes of the Partnership...........................................................   9
         Section 2.4       Place of Business; Registered Agent...................................................   9
         Section 2.5       Duration of the Partnership...........................................................   9
         Section 2.6       Title to Property.....................................................................  10
         Section 2.7       Liability of Partners.................................................................  10
         Section 2.8       Fiscal Year...........................................................................  10

ARTICLE III - MANAGEMENT OF THE PARTNERSHIP......................................................................  10
         Section 3.1       Management in General.................................................................  10
         Section 3.2       Officers of the Partnership...........................................................  11
         Section 3.3       Operation of the Business of the Partnership..........................................  11
         Section 3.4       Compensation and Expenses of the Partner..............................................  13
         Section 3.5       Other Business of the General Partner and its Affiliates..............................  13
         Section 3.6       Limited Partners and Non Solicitation Agreements......................................  14
         Section 3.7       Non Solicitation and Non-Disclosure by Limited Partners and Employee
                           Stockholders..........................................................................  14
         Section 3.8       Remedies Upon Breach..................................................................  17
         Section 3.9       Repurchase Upon Termination of Employment or Bankruptcy...............................  17
         Section 3.10      No Employment Obligation..............................................................  23
         Section 3.11      Miscellaneous.........................................................................  23
         Section 3.12      Exculpation; Indemnification..........................................................  24

ARTICLE IV - CAPITAL CONTRIBUTIONS; DISTRIBUTIONS;
         CAPITAL ACCOUNTS AND ALLOCATIONS........................................................................  25
         Section 4.1       Capital Contributions.................................................................  25
         Section 4.2       Capital Accounts; Allocations.........................................................  28
         Section 4.3       Distributions.........................................................................  29
         Section 4.4       Distributions Upon Liquidation; Establishment of a Reserve Upon
                  Liquidation....................................................................................  31
         Section 4.5       Proceeds from the Sale of Securities; Insurance Proceeds; Certain
                  Special Allocations............................................................................  32


                                       (i)

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         Section 4.6       Federal Tax Allocations...............................................................  33

ARTICLE V - TRANSFER OF PARTNERSHIP INTERESTS OTHER THAN
         BY THE GENERAL PARTNER, ADMISSION OF ADDITIONAL
         PARTNERS, REDEMPTION AND WITHDRAWAL.....................................................................  34
         Section 5.1       Assignability of Interests............................................................  34
         Section 5.2       Substitute Limited Partners...........................................................  35
         Section 5.3       Additional Requirements...............................................................  35
         Section 5.4       Allocation of Distributions Between Assignor and Assignee; Successor to
                  Capital Accounts...............................................................................  36
         Section 5.5       Redemptions and Withdrawals...........................................................  36
         Section 5.6       Issuance of Additional Partnership Interests..........................................  36
         Section 5.7       Representation of Partners............................................................  37

ARTICLE VI - TRANSFER OF PARTNERSHIP INTEREST BY THE
         GENERAL PARTNER; REDEMPTION, REMOVAL
         AND WITHDRAWAL..........................................................................................  38
         Section 6.1       Assignability of Interest.............................................................  38
         Section 6.2       Resignation, Redemption, and Withdrawal...............................................  38

ARTICLE VII - PUT/CALL OF PARTNERSHIP INTERESTS;
         REGISTRATION RIGHTS.....................................................................................  39
         Section 7.1       Mandatory Puts........................................................................  39
         Section 7.2       Election Rights of Limited Partners to Receive AMG Stock..............................  42
         Section 7.3       General Partner Call Option...........................................................  42
         Section 7.4       AMG Call Option.......................................................................  43
         Section 7.5       Registration Rights...................................................................  45
         Section 7.6       Limitations...........................................................................  48
         Section 7.7       Limitation of Registration Rights.....................................................  48

ARTICLE VIII - DISSOLUTION AND TERMINATION.......................................................................  49
         Section 8.1       Events of Dissolution.................................................................  49

ARTICLE IX - RECORDS AND REPORTS.................................................................................  51
         Section 9.1       Books and Records.....................................................................  51
         Section 9.2       Accounting............................................................................  51
         Section 9.3       Financial Reports.....................................................................  51
         Section 9.4       Meetings..............................................................................  52
         Section 9.5       Tax Matters...........................................................................  53

ARTICLE X - MISCELLANEOUS........................................................................................  53
         Section 10.1      Notices...............................................................................  53
         Section 10.2      Successors and Assigns................................................................  53


                                      (ii)

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         Section 10.3      Amendments............................................................................  54
         Section 10.4      No Partition..........................................................................  54
         Section 10.5      No Waiver.............................................................................  54
         Section 10.6      Dispute Resolution....................................................................  54
         Section 10.7      Prior Agreements Superseded...........................................................  54
         Section 10.8      Captions..............................................................................  55
         Section 10.9      Counterparts..........................................................................  55
         Section 10.10     Applicable Law; Jurisdiction..........................................................  55
         Section 10.11     Singular and Plural...................................................................  55
         Section 10.12     Creditors.............................................................................  55

EXHIBITS

Exhibit A      -  Form of Executive Retention Option
Exhibit B      -  Incentive Program
Exhibit C(i)   -  Form of Non Solicitation/Non Disclosure Agreement
                  for Employee Stockholders employed by First Quadrant, L.P.
Exhibit C(ii)  -  Form of Non Solicitation/Non Disclosure Agreement for Employee
                  Stockholders employed by First Quadrant Limited
Exhibit D      -  Form of Promissory Note for Repurchases
Exhibit E      -  Form of Promissory Note for Funds Call


SCHEDULES

Schedule A        -    Partnership Points and Capital Accounts
Schedule 3.3(b)   -    Incentive Compensation Plan Payments


                                      (iii)

                              FIRST QUADRANT, L.P.

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT



         This Amended and Restated Limited Partnership Agreement (the "Agreement") is made and entered into as of March 28, 1996 (the "Effective Date"), by and among First Quadrant Corp., a New Jersey corporation (the "General Partner"), the other partners named on Schedule A hereto (collectively, the "Limited Partners" and individually, a "Limited Partner"). The General Partner and the Limited Partners are sometimes herein referred to collectively as the "Partners" and individually as a "Partner."

         This Agreement amends and completely restates that certain Amended and Restated Limited Partnership Agreement of First Quadrant, L.P. entered into as of March 25, 1996, by and among the General Partner and the Limited Partners.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements hereinafter set forth, including, but not limited to, their capital contributions, the parties hereby agree as follows:


                            ARTICLE I - DEFINITIONS.

         SECTION 1.1 DEFINITIONS. For purposes of this Agreement:

         "Additional Limited Partner" shall have the meaning specified in
Section 5.6.

         "Advisers Act" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such Act.

         "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

         "Agreement" shall mean this Amended and Restated Limited Partnership Agreement, as it may from time to time be amended, supplemented or restated.

         "AMG" shall mean Affiliated Managers Group, Inc., a Delaware corporation.

         "Asset Transfer" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "Capital Account" shall mean the capital account maintained by the Partnership with respect to each Partner in accordance with the capital accounting rules described in Section 4.2 hereof.

         "Capital Contribution" shall mean, as to each Partner, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the Partnership is considered to assume or take subject to) contributed to the capital of the Partnership by such Partner.

         "Certificate of Limited Partnership" shall mean the certificate of limited partnership for the Partnership required under the Partnership Act, as such Certificate may be amended or restated from time to time.

         "Closing" shall have the meaning set forth in the Stock Purchase Agreement.

         "Code" or "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto, together with all regulations promulgated thereunder.

         "Effective Date" shall have the meaning specified in the preamble of this Agreement.

         "Employee Stockholder" shall mean (i) in the case of a Limited Partner which is not an individual, that certain officer and/or employee of the Partnership or First Quadrant Limited (or, in the case of Lovell, Inc., Robert
M. Lovell, Jr.) who is the owner of all the issued and outstanding capital stock of a Limited Partner, and is listed as such on Schedule A hereto and, (ii) in the case of a Limited Partner which is an individual, such Limited Partner.

         "Encumbrances" shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         "Executive Retention Options" shall mean one or more of those Executive Retention Options in the form attached hereto as Exhibit A which was issued on the date hereof to one or more Partners.

         "Executive Retention Reserve" shall mean the ten (10) Partnership Points as are reserved for issuance pursuant to the terms of one or more Executive Retention Options. The ten (10) Partnership Points in the Executive Retention Reserve shall be deemed to be outstanding Partnership Points held by the General Partner for all purposes of this Agreement (other than the determination of "Majority Vote" as set forth herein and for determining "Capital Calls" as set forth in Section 4.1 hereof), except for those Partnership Points as have been issued pursuant to the Executive Retention Options.

         "Fair Market Value" shall mean the fair market value as reasonably determined in good faith by the Board of Directors of the General Partner.

         "First Quadrant Limited" shall mean First Quadrant Limited, a United Kingdom corporation.

         "First Quadrant Limited's Share" shall mean the FQ Limited Share as such term is defined in the Revenue Agreement.

         "First Quadrant Limited's Revenues" shall mean Revenues, as such term is defined in the Revenue Agreement.

         "For Cause" shall mean, with respect to the termination of an Employee Stockholder's employment, with the Partnership or First Quadrant Limited, any of the following:

         (a) The Employee Stockholder has engaged in any criminal offense which involves a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty and (i) has been convicted (whether or not subject to appeal) or plead nolo contendere or any similar plea to any criminal offense in connection with or relating to such act, or (ii) as a result of or in relation to such act, an event has occurred which would require an affirmative answer to any of the questions in Items 11A, B, C, D, E or F (except, with respect to question 2 in each of Items 11C, D or E, for an immaterial violation of securities laws or regulations which results in an affirmative answer which could not reasonably be expected to have an adverse effect on the Partnership, First Quadrant Limited or their respective businesses) of Part I of the Partnership's Form ADV;

         (b) The General Partner with a Majority Vote (excluding, for purposes of determining such Majority Vote, the Employee Stockholder or Limited Partner of the Employee Stockholder which is the subject of such termination, as if the Partnership Points held by such Limited Partner were not outstanding) has determined that the Employee Stockholder has persistently and willfully neglected his or her duties or failed to devote substantially all of his or her working time, energy and skills to the faithful and diligent performance of such duties, after the Partnership and/or First Quadrant Limited, as applicable, has given the Employee Stockholder written notice specifying such conduct by the Employee Stockholder and giving the Employee Stockholder a reasonable period of time (not less than 30 days), to conform his or her conduct to such duties; or

         (c) The Employee Stockholder has engaged in Prohibited Competition Activity or violated or breached any material provision of his or her Non Solicitation Agreement or engaged in any of the activities prohibited by
Section 3.7 hereof or Section 3.7 of the U.K. Partnership Agreement.

         "Free Cash Flow" shall mean, for any period, the sum of (a) ********** percent (**%) of the Revenues From Operations of the Partnership for such period, and (b) the amount (measured in U.S. dollars as reasonably determined by the General Partner) by which ********** percent (**%) of First Quadrant Limited's Revenues for such period exceeds the dividends paid by First Quadrant Limited to the U.K. Partnership during such period.

         "Free Cash Flow Expenditures" shall have the meaning specified in
Section 3.3(b).

         "General Partner" shall mean First Quadrant Corp., a New Jersey corporation, and any Person who becomes a successor or additional General Partner as provided herein.

         "General Partner Preference Amount" shall mean $274,755.

         "Governmental Authority" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

         "Immediate Family" shall mean, with respect to any person, such person's spouse, parents, grandparents, children, grandchildren and siblings.

         "Incentive Program" shall mean the First Quadrant, L.P. and First Quadrant U.K., L.P. Incentive Program in the form attached hereto as Exhibit B.

         "Incentive Reserve" shall mean the number of Partnership Points (initially twenty-four and fourteen one-hundredths (24.14)), as are reserved for issuance pursuant to the terms of the Incentive Program. The twenty-four and fourteen one-hundredths (24.14) Partnership Points in the Incentive Reserve shall be deemed to be outstanding Partnership Points held by the General Partner for all purposes of this Agreement, except for those Partnership Points as have vested and have been issued pursuant to the Incentive Program.

         "Independent Public Accountants" shall mean any independent certified public accountant satisfactory to the General Partner and retained by the Partnership.

         "Intercompany Services Agreement" shall mean that certain Intercompany Services Agreement by and between the Partnership and First Quadrant Limited which is dated as of the date hereof, as the same may be amended and/or restated from time to time.

         "Initial Partners" shall mean those entities which are Partners on the Effective Date.

         "Initial Partnership Points" means, with respect to a Limited Partner, that number of Partnership Points held by such Limited Partner in the Partnership immediately after giving effect to the Closing.

         "Initial U.K. Partnership Points" means, with respect to a Limited Partner, that number of U.K. Partnership Points held by such Limited Partner immediately after giving effect to the Closing.


         "Investment Management Services" shall mean any services which involve
(a) the management, for a fee or other remuneration, of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice, for a fee or other remuneration, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

         "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

         "Limited Partner" shall mean any person or entity who is or becomes a Limited Partner pursuant to the terms hereof.

         "Majority Vote" shall mean the affirmative approval by vote or consent of (a) the holders of the largest number and second largest number of Vested Partnership Points (or if more than one Person holds an equal number of Vested Partnership Points, which number is the largest or second largest number of Vested Partnership Points, any one of such Persons) and any one other holder of Vested Partnership Points, or (b) the holders of eighty percent (80%) of the Vested Partnership Points then held by all Limited Partners excluding the holder of the largest number of Vested Partnership Points (and, if more than one Person holds an equal number of Vested Partnership Points, which number is the largest number of Vested Partnership Points, then the holders of a majority of the Vested Partnership Points then held by all Limited Partners) and, in the case of either (a) or (b), excluding the General Partner and its Affiliates. If an affirmative or negative vote is received under clause (a) above, but the holders of eighty percent (80%) of the Vested Partnership Points determined as set forth in clause (b) above disagree and their aggregate vote percentage exceeds that of the aggregate vote percentage of clause (a) above, then such vote under clause
(a) shall be disregarded, otherwise, the vote under clause (b) above shall be disregarded. For purposes of determining a "Majority

Vote," the Partnership Points in the Executive Retention Reserve shall be deemed to be outstanding Partnership Points held by a single Limited Partner designated by the Chief Executive Officer or, if the Chief Executive Officer fails to so designate a Limited Partner, the General Partner.

         "Non Solicitation Agreement" shall have the meaning set forth in
Section 3.6 hereof.

         "Operating Cash Flow" shall mean, for any period, an amount equal to the positive difference, if any, between Revenues From Operations of the Partnership for such period and Free Cash Flow for such period.

         "Partners" shall mean the General Partner and the Limited Partners, unless otherwise indicated.

         "Partnership" shall mean the partnership organized under the Predecessor Agreement and continued under this Agreement, as the same may be amended and/or restated from time to time.

         "Partnership Act" shall mean the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101 et seq.), as it may be amended from time to time, and any successor to such Act.

         "Partnership Interests" shall mean the interests (including Capital Accounts and Partnership Points) of the Partners in the Partnership.

         "Partnership Points" shall mean as of any date, with respect to a Partner, the number of Partnership Points of such Partner as set forth on Schedule A hereto, as amended from time to time in accordance with its terms and the terms hereof, and as in effect on such date.

         "Permanent Incapacity" shall mean, with respect to an Employee Stockholder, that such Employee Stockholder is totally unable, by reason of injury, illness or other similar cause (as determined by a licensed physician, selected by the Employee Stockholder or his or her representative and approved by the General Partner, which approval shall not be unreasonably withheld), to have performed his or her substantial and material duties and responsibilities for a period of three hundred sixty-five (365) consecutive days, which injury, illness or similar cause (as determined by such physician) would render such Employee Stockholder incapable of operating in a similar capacity in the future.

         "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or any similar entity.

         "Predecessor Agreement" shall mean that certain Limited Partnership Agreement of First Quadrant, L.P. entered into on December 15, 1995, as amended and restated by that certain Amended and Restated Limited Partnership Agreement of First Quadrant, L.P. dated March 25, 1996 by and among the General Partner and the Limited Partners, pursuant to which this Partnership was continued, which partnership agreement is being amended and restated by this Agreement.

         "Prohibited Competition Activity" shall mean any of the following activities:

                  (a) directly or indirectly, whether as owner, part owner, partner, director, officer, trustee, employee, agent or consultant for or on behalf of any Person, firm, corporation or other entity other than the Partnership or any Affiliate of the Partnership, (i) diverting or taking away any funds or investment accounts with respect to which the Partnership or any Affiliate of the Partnership is performing investment management or advisory services, or (ii) soliciting any person or entity for the purpose of diverting or taking away any such funds or investment accounts; or

                  (b) directly or indirectly, whether as owner, part owner, partner, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the Partnership or any Affiliate of the Partnership, performing any Investment Management Services.

         "Repurchase" shall mean a purchase or repurchase of Partnership Interests made pursuant to Section 3.9(a).

         "Repurchase Closing Date" shall mean the date upon which payment is made with respect to a Repurchase, or if payment is made in more than one installment, the date upon which the first such installment is paid.

         "Repurchased Partner" shall have the meaning specified in Section
3.9(a).

         "Repurchase Price" shall have the meaning specified in Section 3.9(c).

         "Retirement" shall mean, with respect to an Employee Stockholder, the termination by such Employee Stockholder of such Employee Stockholder's employment with the Partnership and its Affiliates: (x) after the date such Employee Stockholder shall have been continuously employed by the Partnership or First Quadrant Limited for a period of ten (10) years commencing with the later of the Effective Date or the date such Employee Stockholder commenced his or her employment with the Partnership or First Quadrant Limited, as applicable, and (y) pursuant to a written notice given to the Partnership not less than six
(6) months prior to the date of such termination.

         "Revenues From Operations" shall mean, for any period, the gross revenues of the Partnership (except as set forth herein), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied; provided, however, that Revenues From Operations shall be determined without regard to (a) proceeds during such period from the sale, exchange or other disposition of all, or a substantial portion of, the assets of the Partnership, (b) revenues from the issuance by the Partnership of additional Partnership Points, other Partnership Interests, or other securities issued by the Partnership, and (c) payments received pursuant to any insurance policies other than with respect to business interruption insurance.

         "Revenue Agreement" shall mean that certain Revenue Agreement dated as of March 28, 1996, by and among First Quadrant Limited, the U.K. Partnership and the partners of the U.K. Partnership.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

         "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of January 17, 1996, by and among AMG, Talegen Holdings, Inc., a Delaware corporation ("Talegen"), the Partnership, the Initial Partners which are Limited Partners, and certain other parties as set forth therein, as the same has been amended from time to time prior to the date hereof.

         "Transfer" shall have the meaning specified in Section 5.1.

         "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "U.K. Free Cash Flow" shall have the meaning ascribed to such term in the U.K. Partnership Agreement.

         "U.K. Non Solicitation Agreement" shall have the meaning ascribed to such term in the U.K. Partnership Agreement.

         "U.K. Partnership" shall mean First Quadrant U.K., L.P., a Delaware limited partnership.

         "U.K. Partnership Agreement" shall have the meaning specified in
Section 3.7(d).

         "U.K. Partnership Points" has the meaning ascribed to such term in the U.K. Partnership Agreement.

         "Vested Partnership Points" shall mean, at any time and with respect to any Partner, the number of Partnership Points held by such Partner which have vested at such time, as determined pursuant to an agreement between the Partnership and such Partner in connection with the issuance of such Partnership Points. The number of Vested Partnership Points held by each Partner and the vesting schedule with respect to any Partnership Points which are not vested, shall be indicated on Schedule A hereto, which Schedule shall be updated by the General Partner as additional Partnership Points are issued and/or vest from time to time.

         In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.


                ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.

         SECTION 2.1 CONTINUATION OF PARTNERSHIP. The parties hereby continue the partnership formed under the Predecessor Agreement, under and pursuant to the Partnership Act and the terms of this Agreement. The rights, duties, liabilities and obligations of the Partners, and the administration and termination of this Partnership, shall be governed by the Partnership Act, except as otherwise provided in this Agreement. The General Partner is authorized to cause the Partnership to comply with all requirements of the Partnership Act and to qualify the Partnership to do business as a limited partnership in any jurisdiction where the General Partner shall deem it necessary, appropriate or advisable from time to time. The General Partner is authorized to file and/or record any other instrument(s) as may be required or advisable to be filed and/or recorded by this Partnership in accordance with applicable laws, rules and regulations.

         SECTION 2.2 NAME OF THE PARTNERSHIP. The name of the Partnership shall be First Quadrant, L.P. or such other name as the General Partner with a Majority Vote may from time to time determine. The General Partner and the Officers shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious business name statements or certificates as the General Partner or such Officers shall deem necessary, appropriate or desirable.

         SECTION 2.3 PURPOSES OF THE PARTNERSHIP. The Partnership was organized and is continued for the following purposes:

                  (a) to engage in the investment advisory and investment management businesses and any and all activities reasonably related thereto;

                  (b) to make and perform all contracts and engage in all activities and transactions and to do any and all things necessary or advisable to carry out the foregoing purposes; and

                  (c) to engage in any other act or activity which is lawful for partnerships under the Partnership Act and which is approved by the General Partner; provided, however, that the General Partner will not cause a business which is unrelated to the Partnership's businesses to become a substantial part of the Partnership without a prior Majority Vote.

         SECTION 2.4 PLACE OF BUSINESS; REGISTERED AGENT.

                  (a) The principal place of business of the Partnership shall be 800 East Colorado Boulevard, Suite 900, Pasadena, California 91101.

                  (b) The Partnership's resident agent for service of process in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and its registered office in Delaware shall be in care of such resident agent.

                  (c) The General Partner may, at any time and from time to time: (i) change the location of the Partnership's principal place of business and establish such additional place or places of business of the Partnership as it may determine; provided, that if the principal place of business is to be located outside of Pasadena, California, such action must be approved by a Majority Vote, (ii) change the Partnership's registered office in Delaware, and
(iii) change the Partnership's resident agent for service of process in Delaware; provided, however, that the General Partner shall promptly give each Limited Partner notice of any such change.

         SECTION 2.5 DURATION OF THE PARTNERSHIP. The Partnership term shall continue until December 31, 2095, unless extended or terminated earlier in accordance with the provisions hereof. The Partnership's term may be extended by the General Partner at any time and from time to time.

         SECTION 2.6 TITLE TO PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property.

         SECTION 2.7 LIABILITY OF PARTNERS; NO DEFICIT RESTORATION OBLIGATION.

                  (a) The General Partner shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Partnership as is provided by the Partnership Act for the general partner of a limited partnership.

                  (b) A Limited Partner which receives the return of any part of its Capital Contribution shall be liable to the Partnership for the amount of its Capital Contribution so returned to the extent, and only to the extent, provided by the Partnership Act. No Limited Partner shall otherwise be liable to the Partnership, another Partner or any third party for the repayment, satisfaction, or discharge of the Partnership's debts, liabilities, and obligations or otherwise have any obligation to contribute money or any other asset to the Partnership other than payment of such Limited Partner's Capital Contribution, and as otherwise specifically provided in this Agreement.

                  (c) Except as otherwise specifically set forth in this Section
2.7 or in Section 4.3 hereof, no Limited Partner with a deficit balance in its Capital Account shall have any obligation to restore such deficit (or make any contribution to the capital of the Partnership, or otherwise pay any amount, with respect to such deficit), and such deficit shall not be considered as a debt of such Limited Partner to the Partnership or to any other Partner for any purpose whatsoever.

         SECTION 2.8 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year unless otherwise determined by the General Partner.


                  ARTICLE III - MANAGEMENT OF THE PARTNERSHIP.

         SECTION 3.1 MANAGEMENT IN GENERAL

                  (a) Subject to the provisions of this Agreement, the management and control of the business of the Partnership shall be vested exclusively in the General Partner, and the General Partner shall have exclusive power and authority, in the name of and on behalf of the Partnership, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the Partnership; provided, however, that the General Partner shall not have the power to execute, or cause the execution of, transactions in, or exercise any powers or privileges with respect to, securities and other instruments in accounts of clients of the Partnership. No Partner other than the General Partner shall have the power to sign for or bind the Partnership to any agreement or document, but the General Partner may delegate the power to sign for or bind the Partnership to one or more Officers of the Partnership. Subject to the provisions of this Agreement, the General Partner shall be authorized to act, and to execute documents and instruments alone on all material matters affecting the Partnership's business; provided, however, that the General Partner shall not cause the Partnership to borrow substantial funds or to guarantee the repayment of such borrowings, in each case, to the extent such borrowing or guarantee is to be repaid out of Operating Cash Flow.

                  (b) The General Partner shall, subject to all applicable provisions of this Agreement, be authorized in the name of and on behalf of the
Partnership: (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the Partnership's business; and (ii) in general to do all things and execute all documents necessary or appropriate to conduct the business of the Partnership as set forth in Section 2.3 hereof, or to protect and preserve the Partnership's assets. The General Partner may delegate any or all of the foregoing powers to one or more of the Officers of the Partnership.

         SECTION 3.2 OFFICERS OF THE PARTNERSHIP.

                  (a) The officers of the Partnership (the "Officers") shall consist of a President/Chief Executive Officer and such other subordinate officers as the Chief Executive Officer or the General Partner may, after consulting with the other, determine are necessary or appropriate. The Officers of the Partnership may only include persons who take an active role in the day-to-day operations of the Partnership.

                  (b) No Officer of the Partnership shall be held personally liable, by virtue of his or her status as an Officer, for any losses, debts or obligations of the Partnership.

                  (c) The Chief Executive Officer may be removed from and appointed to, his or her office by the General Partner acting in its sole discretion. Officers of the Partnership other than the Chief Executive Officer shall be appointed to, and may be removed from, their offices by the Chief Executive Officer or by the General Partner acting in its sole discretion; provided, however, that if such an Officer of the Partnership who has not been terminated For Cause is removed by the General Partner without either (i) the consent of the Chief Executive Officer or (ii) a Majority Vote, then the Chief Executive Officer may treat such appointment or removal as a termination of the Chief Executive Officer's employment other than For Cause. Any Officer of the Partnership may resign from his or her office upon prior written notice to the Partnership and the General Partner.

                  (d) The Chief Executive Officer shall initially be Robert D. Arnott.

         SECTION 3.3 OPERATION OF THE BUSINESS OF THE PARTNERSHIP.

                  (a) Subject to recognizing that the General Partner has the rights, duties and obligations set forth in Section 3.1 above, the Officers of the Partnership are hereby given a non-exclusive delegation of authority from the General Partner to manage the day-to-day operations, business and activities of the Partnership; including, without limitation, the power, in the name of and on behalf of the Partnership, to:

                      (i) determine the use of the Operating Cash Flow as set forth in Section 3.3(b) below;

                      (ii) execute such documents and do such acts as are necessary to register (or provide or qualify for exemptions from any such registrations) or qualify the Partnership under applicable Federal and state securities laws;

                      (iii) execute, or cause the execution of, transactions in, and hold and exercise all rights, powers and privileges with respect to, securities and other instruments on behalf of clients of the Partnership; and

                      (iv) act for and on behalf of the Partnership in all matters incidental to the foregoing.

                  (b) The Operating Cash Flow of the Partnership for any period shall be used by the Partnership to provide for and pay its business expenses and expenditures as determined by the Officers of the Partnership or by a Majority Vote; including, without limitation, compensation and benefits to its employees, including the Officers of the Partnership. Without the prior written consent of the General Partner, the Partnership shall incur no expenses or obligations that exceed its ability to pay or provide for them out of its Operating Cash Flow on a current or previously reserved basis, except as otherwise expressly provided in the following sentence. The Partnership shall only make payments of compensation (including bonuses) to its employees (including any Officers of the Partnership) out of the balance of its Operating Cash Flow remaining after the payment (or reservation for payment) of all the other business expenses and expenditures (including, without limitation, any payments required under the Intercompany Services Agreement) for the applicable period; provided, however, that the Partnership may make certain payments pursuant to the First Quadrant Corp. Incentive Compensation Plan (as amended and restated as of January 1, 1990, as further amended by Amendment Number 1 dated as of March 28, 1996, and as further amended and restated as of March 28, 1996 (the "ICP")), in accordance with the provisions attached hereto as Schedule 3.3(b) and the certificates thereunder previously provided to the General Partner, but without any interest or other fees accruing on any unpaid portion thereof. Any excess Operating Cash Flow remaining for any fiscal year following the payment (or reservation for payment) of all business expenses and expenditures may be used by the Partnership in such fiscal year and/or in future fiscal years in accordance with the preceding sentence. The Partnership shall not, without the prior written consent of the General Partner, enter into any contracts or other agreements which could reasonably be foreseen to conflict with the provisions of this Section 3.3(b), to have a material adverse impact on the Operating Cash Flow of the Partnership in future periods or to encumber the assets of the Partnership. Free Cash Flow may be used to provide for and pay the business expenses of the Partnership to the extent specified in Section 3.3(c) with respect to key-man life insurance and disability insurance as well as directors and officers liability insurance for the benefit of the directors and officers of the General Partner, Section 3.4 with respect to certain extraordinary expenses and otherwise as agreed to in writing by the General Partner and the Limited Partners by a Majority Vote (any such use being referred to herein as a "Free Cash Flow Expenditure").

                  (c) The Partnership will maintain, in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance), the premiums on which will be paid out of Operating Cash Flow. The Partnership will maintain such key-man life insurance and disability insurance policies on each Employee Stockholder as the General Partner shall deem necessary or desirable, from time to time, and the Employee Stockholders will use their reasonable best efforts to effectuate the foregoing. The Partnership will receive the proceeds of the above referenced insurance policies, and the Partners agree with each other and the Partnership that the Partnership will pay the premiums on such key-man life and disability policies, as well as any reasonable additional insurance policies that the General Partner deems necessary, out of Free Cash Flow. Without limiting the generality of the foregoing, the Partnership will pay the premiums on reasonable directors and officers liability insurance for the benefit of the directors and officers of the General Partner that the General Partner deems necessary, out of Free Cash Flow.

         SECTION 3.4 COMPENSATION AND EXPENSES OF THE PARTNERS. No Partner shall be entitled to any compensation on account of its provision of services to the Partnership hereunder. The Partnership shall, however, pay and/or reimburse the General Partner for all reasonable travel expenses incurred by the General Partner in accordance with Section 9.4(a) as well as any extraordinary expenses incurred by the General Partner directly in connection with the operation of the Partnership. With respect to any reimbursement of the General Partner in respect of extraordinary expenses incurred by the General Partner, the first $25,000 of such expenses incurred in any calendar year shall be treated as paid from Operating Cash

Flow, and any amounts thereafter shall be treated as Free Cash Flow Expenditures unless such extraordinary expenses are incurred by the General Partner (i) as a direct result of fraud, intentional misconduct or gross negligence of the Officers or Limited Partners or (ii) relating to a compliance audit or AIMR audit or other similar occurrence resulting from a reasonable concern of the General Partner, the cause or causes of which could be expected to result in a material adverse effect on the Partnership or its business or prospects, in which case such expenses shall also be treated as paid from Operating Cash Flow. Without limiting the generality of the foregoing, the General Partner's general overhead items (including, without limitation, salaries and rent) shall not be reimbursed by the Partnership. Stockholders, officers, directors, partners and agents of Partners may serve as employees of the Partnership and be compensated therefor as determined by the Officers pursuant to Section 3.3(b).

         SECTION 3.5 OTHER BUSINESS OF THE GENERAL PARTNER AND ITS AFFILIATES. The General Partner and its Affiliates may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in investment managers and other businesses that may be competitive with the Partnership's business. Neither the Partnership nor any of the Limited Partners shall have any right in or to any other such ventures by virtue of this Agreement or the Partnership created hereby, nor shall any such activity be deemed wrongful or improper by such Affiliates. The General Partner shall not be obligated to present any opportunity to the Partnership even if such opportunity is of such a character which, if presented to the Partnership, would be suitable for the Partnership.

         SECTION 3.6 LIMITED PARTNERS AND NON SOLICITATION AGREEMENTS. Each Employee Stockholder and, to the extent applicable, its Limited Partner, have provided pursuant to a Non Solicitation/Non Disclosure Agreement in form and substance substantially similar to Exhibit C(i) hereto (and, in the case of an Employee Stockholder who is employed by First Quadrant Limited, Exhibit C(ii) hereto) (the "Non Solicitation Agreement") (and in the case of any Additional Limited Partner (as defined in Section 5.6), it shall, prior to and as a condition precedent to, becoming a Partner, provide by such an agreement satisfactory to the General Partner) with the Partnership for the performance by such Employee Stockholder of the obligations provided for on such Exhibit C(i) or Exhibit C(ii) (as applicable) and such agreements do and shall, at all times, provide that the Partnership shall be entitled to enforce the provisions of such agreements on its own behalf and in the name of the Limited Partner (if the Limited Partner is not an individual).

         SECTION 3.7 NON SOLICITATION AND NON-DISCLOSURE BY LIMITED PARTNERS AND EMPLOYEE STOCKHOLDERS.

                  (a) Each Limited Partner and each Employee Stockholder agrees, for the benefit of the Partnership and the other Partners, that such Employee Stockholder shall not, while employed by the Partnership or any of its Affiliates, engage in any Prohibited Competition Activity (provided that an Employee Stockholder may engage in certain charitable activities which have been approved by the General Partner, in its sole discretion, in a writing making specific reference to this Section 3.7(a)).

                  (b) Each Limited Partner and each Employee Stockholder agrees, for the benefit of the Partnership and the other Partners, that such Limited Partner and such Employee Stockholder shall not, during the period beginning on the date such Limited Partner becomes a Limited Partner, and until the date which is two (2) years after the termination of such Employee Stockholder's employment with the Partnership and its Affiliates, without the express written consent of the General Partner, directly or indirectly, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the Partnership or First Quadrant Limited: (i) provide Investment Management Services to any person or entity that is a client of the Partnership or First Quadrant Limited (for this purpose, upon any termination of the Employee Stockholder's employment for any reason, only the following shall be deemed a "client of the Partnership or First Quadrant Limited" (i) clients of the Partnership and its Affiliates (including its predecessor, First Quadrant Corp.) at the date of such termination or at any time during the six (6) months immediately preceding the date of termination, or
(ii) up to fifteen (15) additional persons or entities with whom the Partnership or First Quadrant Limited was actively attempting to develop an investment advisory or investment management relationship (as evidenced by a contact other than a mass mailing (which may include prior clients of the Partnership or its Affiliates) (a "Prospect") with such Prospects to be designated by the General Partner with the advice of the Officers; provided, however, that this paragraph
(A) shall not prohibit the Employee Stockholder from providing Investment Management Services to any person or entity that is not a client of the Partnership or First Quadrant Limited (including Prospects) as contemplated herein, (B) shall not be applicable with respect to any such client who is, as of the relevant date of termination, also a client of the person or entity with which the Employee Stockholder is subsequently employed or affiliated so long as the Employee Stockholder can demonstrate by clear and convincing evidence that he or she has no direct or indirect involvement with the management of such client's accounts or the provision of advice or other services with respect thereto (it being understood and agreed that mere participation in the refinement of an existing model (as opposed to the creation or development of a new model or any other activities) used for providing investment advice shall not be deemed to be direct or indirect involvement with the management of any accounts which are managed utilizing such model) and that he or she has refrained from contacting such clients directly or indirectly, and (C) shall not be applicable to clients of the Partnership or First Quadrant Limited who are also members of the Immediate Family of the Employee Stockholder; or (ii) solicit or induce any employee of, or consultant to, First Quadrant Limited, the Partnership or any of its Affiliates to terminate his or her relationship therewith, hire any such employee or consultant, or former employee or work in any enterprise involving investment advisory services with any employee or consultant or former employee of First Quadrant Limited, the Partnership or its Affiliates who was employed by or acted as consultant to the Partnership or its Affiliates at any time during the twelve (12) months immediately preceding the termination of the Employee Stockholder's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

Notwithstanding the provisions of Section 3.7(a) and 3.7(b), any Employee Stockholder may make passive investments in a competitive enterprise the shares or other equity interests of which are publicly traded provided his holding therein together with any holdings of his Affiliates, do not exceed 1% of the outstanding shares of comparable interests in such entity at the time such investments are made.

                  (c) Each Limited Partner and each Employee Stockholder agrees that any and all presently existing investment advisory business of the Partnership and its Affiliates (including its predecessor, First Quadrant Corp.), and all business developed by the Partnership and its Affiliates or any other employee of First Quadrant Limited or the Partnership, including without limitation, all investment advisory contracts, fees, commissions, compensation records, client lists, agreements, and any other incident of any business developed by the Partnership or its Affiliates or earned or carried on by the Employee Stockholder for the Partnership or its Affiliates and all trade names, service marks and logos under which the Partnership or its Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Partnership or such Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Partnership or such Affiliate. Each Limited Partner and each Employee Stockholder acknowledges that, in the course of performing services hereunder and otherwise, the Employee Stockholder has had, and will from time to time have, access to confidential records, data, client lists, trade secrets and similar confidential information owned or used in the course of business by the Partnership or its Affiliates. Each Limited Partner and each Employee Stockholder agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Partnership or any Affiliate thereof at the Partnership's request) any knowledge or information of a confidential or proprietary nature with respect to any trade secrets, proprietary plans, clients, client requirements, service providers, business operations or techniques of the Partnership or any Affiliate thereof other than information which (a) is or becomes generally available to the public other than as a result of disclosure by such Limited Partner or Employee Stockholder in violation of this Agreement, or (b) is required by law or government regulation to be disclosed to a court or government regulatory body; provided, however, that prior to disclosing such information, the applicable Limited Partner and Employee Stockholder shall give the Partnership and the General Partner notice and shall use its respective best efforts to obtain confidential treatment therefor ("Nonconfidential Information"); provided, that the Partnership shall reimburse such Limited Partner or Employee Stockholder for costs incurred in excess of $1,000. At the termination of the Employee Stockholder's services to the Partnership or First Quadrant Limited, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Limited Partner's or Employee Stockholder's possession or control, shall be returned to the Partnership and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

                  (d) Each Limited Partner and each Employee Stockholder acknowledges that, in the course of negotiating this Restated Partnership Agreement, the U.K. Partnership's Limited Partnership Agreement (the "U.K. Partnership Agreement") and the Stock Purchase Agreement, the Limited Partner and the Employee Stockholder have had and, in the course of the operation of the Partnership, the Limited Partner and Employee Stockholder will from time to time have, access to confidential records, data, plans, strategies, trade secrets and similar confidential information owned or used in the course of business by the General Partner's parent, AMG. Each Limited Partner and each Employee Stockholder agrees, for the benefit of the Partnership and its partners, and for the benefit of the General Partner's parent, AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the General Partner's request) any knowledge or information of a confidential or proprietary nature with respect to any records, data, plans, strategies, business operations or techniques (including, by way of example and not of limitation, the transaction structure utilized by AMG) of AMG, the General Partner or the Partnership other than Nonconfidential Information. At the termination of the Employee Stockholder's service to the Partnership and First Quadrant Limited, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Limited Partner's or Employee Stockholder's possession or control shall be returned to the General Partner and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

         SECTION 3.8  REMEDIES UPON BREACH.

                  (a) In the event that a Limited Partner or its Employee Stockholder (i) breaches any of the provisions of Section 3.7, (ii) breaches any of the provisions of Section 3.7 of the U.K. Partnership Agreement, or (iii) breaches any of the provisions of the Non Solicitation Agreement to which it or he is a party, then such Limited Partner shall forfeit its right to receive any payment for its Partnership Interests under Section 3.9 and, with respect to Lovell, Inc., under Section 7.1(c), and the General Partner shall have no further obligations under any promissory note theretofore issued to such Limited Partner (or any other Limited Partner (including upon a distribution pursuant to Section 3.9(j)) which was or is a stockholder in such Limited Partner) pursuant to Section 3.9(e) and, with respect to Lovell, Inc., under Section 7.1(f).

                  (b) Each Limited Partner and each Employee Stockholder agrees that any breach of the provisions of Section 3.7 of this Agreement, Section 3.7 of the U.K. Partnership Agreement or of the Non Solicitation Agreement or U.K. Non Solicitation Agreement by such Limited Partner or Employee Stockholder could cause irreparable damage to the Partnership, First Quadrant Limited, the U.K. Partnership, the other Partners and AMG. The Partnership, any of the Partners and AMG shall, except as provided in this Section 3.8(b), have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Limited Partner's or Employee Stockholder's obligations hereunder or thereunder. Notwithstanding the foregoing, none of the Partnership, any of the Partners or AMG shall have the right to an injunction or other equitable relief to prevent a violation of Section 3.7(b)(i) unless: (i) the party or one of the parties against which such relief is sought is Robert D. Arnott, R.D. Arnott Corporation, a Chief Executive Officer of the Partnership or an entity through which a Chief Executive Officer of the Partnership owns an interest in the Partnership, or (ii) one of the parties seeking to obtain an injunction or other equitable relief to prevent such violation of Section 3.7(b)(i) has obtained a Majority Vote.

         SECTION 3.9  REPURCHASE UPON TERMINATION OF EMPLOYMENT OR BANKRUPTCY.

                  (a) In the event that the employment by the Partnership or First Quadrant Limited of any Employee Stockholder terminates for any reason, then: (i) if the termination of the Employee Stockholder occurred because of the death or Permanent Incapacity of such Employee Stockholder, the Partnership shall purchase for cash up to the extent of the cash proceeds of any key-man life insurance policies or disability insurance policies, as applicable, maintained by the Partnership on the life or health of such Employee Stockholder, and (ii) in each other such case (and, in the case of the death or Permanent Incapacity of an Employee Stockholder, to the extent the obligation exceeds the proceeds described in clause (i) of this Section 3.9(a)), AMG shall purchase (each a "Repurchase") all the Partnership Interests held by the Limited Partner (or the Limited Partner of which such employee was the Employee Stockholder, as applicable) (as indicated on Schedule A hereto) (the "Repurchased Partner"), in each case, pursuant to the terms of this Section 3.9.

                  (b) The closing of the Repurchase will take place on a date (the "Repurchase Closing Date") which is not more than ninety (90) days after the date on which the termination of the employment by the Partnership and First Quadrant Limited of the relevant Employee Stockholder occurred; provided, however, that (i) if the employment by the Partnership and First Quadrant Limited of such Employee Stockholder is terminated because of the death or Permanent Incapacity of such Employee Stockholder, then the Repurchase Closing Date shall be a date set by the General Partner which is as soon as reasonably practicable after the later of (A) ninety (90) days after the death or Permanent Incapacity, as applicable, of such Employee Stockholder or (B) ninety (90) days after the Partnership has received the proceeds of any key-man life insurance policy or disability insurance policy, as applicable, maintained by the Partnership on the life or health of such Employee Stockholder. The Partnership shall make a claim under such key-man or disability policy within thirty (30) days of any Officer and the General Partner becoming aware of the death or Permanent Incapacity, as applicable, of an Employee Stockholder.

                  (c) The purchase price for the Repurchase (the "Repurchase Price") shall be determined as follows:

                      (i) If the Employee Stockholder's employment with the
                  Partnership and First Quadrant Limited is terminated because of the death, Permanent Incapacity, Retirement or if such Employee Stockholder was terminated by the Partnership or First Quadrant Limited on such date other than For Cause, then the Repurchase Price shall equal (A) ****************

                  ;provided, however, that in the case of a Retirement, if, within the twelve (12) months preceding the effective date of such Employee Stockholder's Retirement, (x) two (2) other Employee Stockholders have terminated their employment by Retirement, or (y) one (1) other Employee Stockholder has terminated his employment by Retirement and the Limited Partner owned by that Employee Stockholder (or such Limited Partner in the case of a Limited Partner which is an individual) held at the time of such Retirement, and the Limited Partner owned by that Employee Stockholder (or such Limited Partner in the case of a Limited Partner which is an individual) who is terminating his employment by Retirement holds, a number of Vested Partnership Points as is equal to or greater than the Median Number of Limited Partners' Vested Partnership Points at the time any Employee Stockholder terminated his or her employment by Retirement during such twelve (12) month period, then the Repurchase Price for the Partnership Points of the Limited Partner owned by that Employee Stockholder (or such Limited Partner in the case of a Limited Partner which is an individual) who is terminating his employment by Retirement shall be determined pursuant to paragraph (ii) below. For purposes of this Section 3.9(c)(i), the term Median Number of Limited Partners' Vested Partnership Points shall mean that number of Vested Partnership Points as is equal to the median number of Vested Partnership Points then held by the Limited Partners (e.g., if there are five Limited Partners with 5, 2, 2, 2 and 1 Vested Partnership Points, the "median number" of Vested Partnership Points is 2 for all purposes hereof).

                           (ii) In all other cases, (including, without
                  limitation, the resignation of an Employee Stockholder or the termination of such Employee Stockholder For Cause) then the Repurchase Price shall equal (A) ****************[The remainder of this subsection has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The omitted portions have been filed separately with the Commission.]***************

         If a Repurchase Price must be determined prior to twenty-four (24) months after the Effective Date, then the amount of the Partnership's Free Cash Flow for the portion of the relevant twenty-four (24) month period before the Effective Date shall be calculated on a pro-forma basis such that the Free Cash Flow of the Partnership shall be deemed to be equal to ********** percent (**%) of the Revenues From Operations of the General Partner attributable to the assets transferred to the Partnership pursuant to the Asset Transfer.

         Notwithstanding anything else set forth herein to the contrary, if a Limited Partner fails to comply with the provisions of Section 3.9(j) hereof,
AMG: (i) shall have no obligation to Repurchase Partnership Points from such Limited Partner, and (ii) may, at any time, Repurchase Partnership Points from such Limited Partner for a Repurchase Price equal to the lesser of (x) the amount determined under Section 3.9(c)(ii) or (y) the Capital Account of such Repurchased Partner.

                  (d) The rights of AMG, the General Partner, the Partnership and their assignees hereunder are in addition to and shall not affect any other rights which the Partnership or its assigns may otherwise have to repurchase Partnership Interests (including, without limitation, pursuant to any agreement entered into by an Additional Limited Partner which provides for the vesting of Partnership Points).

                  (e) On the Repurchase Closing Date, AMG or the Partnership shall pay to the Repurchased Partner the Repurchase Price for the Partnership Interests repurchased in the manner set forth in this Section 3.9, and upon such payment the Repurchased Partner shall cease to hold any Partnership Interests repurchased, and such Repurchased Partner shall be deemed to have withdrawn from the Partnership and shall cease to be a Partner of the Partnership and shall no longer have any rights hereunder; provided, however, that the provisions of this
Article III shall continue as set forth in Section 3.11 below. On the Repurchase Closing Date, the Repurchased Partner, the Partnership and AMG shall execute an agreement reasonably acceptable to the General Partner in which the Repurchased Partner represents and warrants that it has sole record and beneficial title to the Repurchased Interest to AMG (or its assignee), free and clear of any Encumbrances. Payment of the Repurchase Price shall be made on the Repurchase Closing Date as follows: (a) in the case of termination of employment because of death (to the extent of the collected proceeds of any key-man life insurance policies maintained by the Partnership on the life of such Employee Stockholder), by wire-transfer of immediately available funds to an account designated by the Repurchased Partner at least three (3) business days prior to the Repurchase Closing Date, and (b) in the case of any other termination of employment (and including a termination of employment because of death to the extent the obligation exceeds the proceeds of any key-man life insurance policies) with a promissory note in the form attached hereto as Exhibit D, the principal of which promissory note would be paid in four (4) equal (except as contemplated by this Section 3.9(e) or Section 3.9(f)) installments, the first installment would be paid (A) in the case of a termination because of death or a termination by the Partnership or First Quadrant Limited other than For Cause, on the Repurchase Date and (B) in the case of any other termination, on the later to occur of (x) the Repurchase Date or (y) the date which is the first business day after the fifth anniversary of the Effective Date, and the second, third and fourth installments would be paid fourteen (14) months, twenty-six
(26) months and thirty-eight (38) months, respectively, after such date. Notwithstanding the foregoing, if the Repurchased

Partner is also a Defaulting Partner (as such term is defined in Section 4.1(g) hereof), then any payments to the Repurchased Partner shall be reduced as follows: (A) in the case of termination of employment because of death, the amount of any payment to be made by the Partnership to the Repurchased Partner shall be reduced by the amount which the Repurchased Partner owes as a Defaulting Partner pursuant to Section 4.1(g), including interest thereon (in the manner provided by Section 4.1(g)) through the Repurchase Date and (B) in the case of any other termination of employment (including a termination of employment because of death to the extent the obligation exceeds the proceeds of any key-man life insurance policies): (x) to the extent the Partnership was assigned the obligation to purchase Partnership Interests, any payment to be made by the Partnership to the Repurchased Partner shall be reduced by the amount which the Repurchased Partner owes as a Defaulting Partner pursuant to
Section 4.1(g), including interest thereon (in the manner provided by Section 4.1(g)) through the Repurchase Date; and (y) to the extent the obligations are obligations of AMG or the General Partner, the payments to be made to the Repurchased Partner shall be reduced by the amount which the Repurchased Partner owes as a Defaulting Partner pursuant to Section 4.1(g) including interest thereon (in the manner provided by Section 4.1(g)) through the Repurchase Date, with such reduction being applied to the payments of principal or installments provided by this Section 3.9(e) in the order in which the obligations to make payments arise (i.e., such reduction shall be applied to the first payment of principal or installment and, if such reduction exceeds the amount of the first payment of principal or installment, it shall then be applied to the second payment of principal or installment), and such payments shall be made, instead, to the Partnership at the times called for by this Section 3.9(e), and appropriate modifications shall be made to the promissory note (if any) to be issued to the Repurchased Partner.

                  (f) If an Employee Stockholder's employment with the Partnership or First Quadrant Limited is terminated because of the Retirement of such Employee Stockholder prior to March 28, 2011, then the amounts of the second, third and fourth installments of the promissory note set forth in
Section 3.9(e) above shall equal the lesser of (i) twenty-five percent (25%) of the Repurchase Price (determined as set forth in Section 3.9(c) hereof) on the Repurchase Closing Date, or (ii) twenty-five percent (25%) of the Repurchase Price, determined as if the Repurchase Closing Date were taking place on the second, third or fourth anniversary of the Repurchase Closing Date, respectively (in each case, together with interest computed on the principal amount of such promissory note (determined as set forth in this Section 3.9(f)) from the date of issuance of such promissory note through the date of payment of such installment as set forth on Exhibit D). At least forty-five (45) days prior to the date an installment to which this Section 3.9(f) applies would be paid, the General Partner shall cause the Partnership to certify to the Repurchased Partner who is to receive such installment, in writing, a calculation setting forth the amount of such installment based on clauses (i) and (ii) in the preceding sentence. Each Repurchased Partner to whom this Section 3.9(f) applies, may defer receipt of an installment on one (1) occasion, by written notice received by the Partnership and the General Partner not less than fifteen
(15) days prior to the date an installment is due to be paid. If a Repurchased Partner defers an installment, the due date of each remaining installment of the promissory note issued to such Repurchased Partner pursuant to Section 3.9(e) above shall be extended by twelve (12) months.

                  (g) If AMG should fail to pay an installment on a promissory note issued to a Repurchased Partner under paragraph (e) above, within thirty
(30) business days after the date such payment is due, then the Repurchased Partner may, after complying with the provisions of the second paragraph of this
Section 3.9(g), repurchase the Subject Partnership Points by forgiving any remaining installments on the promissory note issued pursuant to Section 3.9(e) above and returning such promissory note to AMG marked "canceled and paid in full." For purposes of this Section 3.9(g), the term "Subject Partnership Points" shall mean in the case of any failure by AMG to pay an installment on a promissory note: (i) if only the first installment in connection with such Repurchase has been paid, seventy-five percent (75%) of the Partnership Points purchased from the Repurchased Partner in the Repurchase, (ii) if the first and second installments in connection with such Repurchase have been paid, fifty percent (50%) of the Partnership Points purchased from the Repurchased Partner in the Repurchase, and (iii) if the first three installments in connection with such Repurchase have been paid, twenty-five percent (25%) of the Partnership Points purchased from the Repurchased Partner in the Repurchase.

         In order to exercise its rights under this Section 3.9(g), a Repurchased Partner shall be required to give not less than fifteen (15) days prior written notice to AMG and, if such Repurchased Partner is aware that AMG has pledged its interest in the Partnership, to the beneficiary of such pledge. Notwithstanding the foregoing, if AMG has pledged its interest in the Partnership, the beneficiary of such pledge may either (x) fulfill AMG's obligation (or cause AMG to fulfill its obligation) to pay the installment on a promissory note which gave rise to such Repurchased Partner becoming entitled to exercise its rights under this Section 3.9(g), whereupon such failure shall be deemed to have been cured and such Repurchased Partner shall no longer be entitled to exercise its rights under this Section 3.9(g) unless and until AMG shall fail to pay another installment on a promissory note held by such Repurchased Partner whereupon this Section 3.9(g) shall only apply with respect to such later failure, or (y) pay all remaining amounts due to such Repurchased Partner under such promissory note, whereupon such Repurchased Partner shall return the promissory note marked "canceled and paid in full" and shall have no further rights hereunder.

         If a Repurchased Partner has exercised its rights under this Section 3.9(g) and repurchased any Subject Partnership Points, either AMG or the Partnership may, at their respective options and at any time, repurchase or redeem (as applicable) such Subject Partnership Points for a payment, in cash, equal to the installments which were outstanding under the promissory note issued under Section 3.9(e) and upon which AMG defaulted, at the time of such default.

                  (h) AMG may, with a Majority Vote (excluding, for purposes of determining such Majority Vote, the Limited Partner whose interest is being repurchased), assign any or all of its rights and obligations under this Section 3.9, in one or more instances, to the General Partner or the Partnership; provided, that the foregoing limitation shall have no effect on the Partnership's obligation set forth in Section 3.9(a)(i) regarding the use of the proceeds of a key-man life or disability insurance policy.

                  (i) In the event that a Limited Partner or Employee Stockholder has filed a petition under the United States Bankruptcy Code, or sixty (60) days after the filing by another person against such Limited Partner or Employee Stockholder of a petition under the United States Bankruptcy Code which petition is not dismissed, or if such Limited Partner has ceased to carry on a business because of a voluntary liquidation (such date of filing, sixtieth day or effective date of liquidation, the "Bankruptcy Event"), the General Partner shall purchase all the Partnership Interests held by such Limited Partner (including the Limited Partner through which such Employee Stockholder holds his or her interest in the Partnership) pursuant to the terms of this
Section 3.9 as if such Limited Partner was a Repurchased Partner with the purchase price determined pursuant to Section 3.9(c)(ii) and the date of the closing to be determined by the General Partner in its sole discretion.

                  (j) In the event that the employment by the Partnership or First Quadrant Limited of any Employee Stockholder which is not a Limited Partner terminates for any reason other than the death of such Employee Stockholder, then the Limited Partner of which such Person is the Employee Stockholder (the "Distributing Partner") shall, at the request of the General Partner (in a writing making reference to this paragraph (j) and Section 5.1(f) hereof), distribute up to twenty-five percent (25%) of the Partnership Points held by such Limited Partner to the stockholder of such Limited Partner after such Limited Partner and each such stockholder has complied with the provisions of Section 5.1 hereof, whereupon each such stockholder shall become a Repurchased Partner for purposes of this Section 3.9, and all the interests of such Repurchased Partners shall be Repurchased on the same Repurchase Closing Date determined in accordance with Section 3.9(b) and upon such payment each such Repurchased Partner shall cease to hold any Partnership Interests, each such Repurchased Partner shall be deemed to have withdrawn from the Partnership, shall cease to be a Partner of the Partnership, and shall no longer have any rights hereunder. In connection with the Repurchase from each such Repurchased Partner, such Repurchased Partner shall execute a bill of sale in form and substance reasonably satisfactory to AMG. In connection with any Repurchase pursuant to this Section 3.9(j), and notwithstanding the provisions of Section 3.9(e) to the contrary, the payment of the Repurchase Price to the stockholder and the Distributing Partner shall be made as follows: the payment of the Repurchase Price to the stockholder shall be made entirely in cash on the Repurchase Date, the first installment of the promissory note to be issued to the Limited Partner of which such Person is a stockholder shall be reduced by the amount of such cash payment, and the dollar amount of such reduction shall be added one-third (1/3) to each of the second, third and fourth installments of the promissory note to be issued to the Limited Partner of which such Person is or was a stockholder.

         SECTION 3.10 NO EMPLOYMENT OBLIGATION. Each Limited Partner and each Employee Stockholder acknowledges that neither this Agreement nor the provisions of the Non Solicitation Agreement creates an obligation on the part of the Partnership or First Quadrant Limited to continue the employment of an Employee Stockholder with the Partnership or First Quadrant Limited.

         SECTION 3.11 MISCELLANEOUS. Each Limited Partner and each Employee Stockholder agrees that the enforcement of the provisions of Sections 3.6, 3.7, 3.8, 3.9, and 3.10 and the provisions of the Non Solicitation Agreements are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the Partnership and First Quadrant Limited for the benefit of each of the Partners. Each Limited Partner and each Employee Stockholder agrees that, due to the proprietary nature of the Partnership's business and the businesses of First Quadrant Limited, the restrictions set forth in Section 3.7 hereof and in the Non Solicitation Agreements are reasonable as to duration and scope. Each Limited Partner and Employee Stockholder acknowledges that the obligations and rights under Sections 3.6, 3.7, 3.8, 3.9 and 3.11 shall survive the termination of the employment of an Employee Stockholder with the Partnership and First Quadrant Limited and/or the withdrawal or removal of a Limited Partner from the Partnership, regardless of the manner of such termination in accordance with the provisions hereof and of the relevant Non Solicitation Agreement. Moreover, each Partner agrees that the remedies provided herein, including the waiver of a right to receive certain payments hereunder, is reasonably related to the anticipated loss that the Partnership and the Partners (including, without limitation, the General Partner or AMG which would be purchasing Partnership Interests from the Limited Partners) would suffer upon a breach of such provisions. Each Partner confirms his understanding and agreement that the provisions of Sections 3.6, 3.7, 3.8, 3.9 and 3.11 have been adopted in conformance with Section 16602 of the California Business and Professional Code. Except as agreed to by the General Partner, in writing, no Employee Stockholder or Limited Partner shall enter into any agreement or arrangement which is inconsistent with the terms and provisions hereof.

         SECTION 3.12 EXCULPATION; INDEMNIFICATION.

                  (a) No Partner nor any of their officers, directors, employees, stockholders or Affiliates, nor any of the Officers (each herein referred to as an "Indemnified Party") shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership (a "Partnership Loss") which arises out of any action or inaction of such Indemnified Party in its capacity as any of the foregoing; provided, however, that such course of conduct did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement, the Stock Purchase Agreement or, in the case of each Employee Stockholder, the Non Solicitation Agreement of such Employee Stockholder or the breach of any of the foregoing by the Limited Partner of which he or she is an Employee Stockholder. Each such Indemnified Party shall be indemnified to the fullest extent permitted by law by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by any of them in their capacity as an Indemnified Party in connection with the business or operations of the Partnership, or the exercise and performance of any Partner's or Officer's powers or duties in accordance with the terms of this Agreement; provided the same was not the result of fraud, gross negligence, willful misconduct, or a material breach of this Agreement, the Stock Purchase Agreement or, in the case of each Employee Stockholder, the Non Solicitation Agreement of such Employee Stockholder or the breach of any of the foregoing by the Limited Partner of which he or she is an Employee Stockholder. The indemnification authorized by this Section 3.12 shall include the payment of reasonable attorneys' fees and other reasonable expenses incurred in settling or defending any claims, threatened actions or finally adjudicated legal proceedings. Prior to any final disposition of any claim or proceeding with respect to which an Indemnified Party may be entitled to indemnification hereunder, the Partnership shall pay to such Indemnified Party, as the case may be, in advance of such final disposition, an amount equal to all reasonable out-of-pocket expenses of said Indemnified Party as incurred in defense of said claim or proceeding; provided that such advance payments shall be made only upon the Partnership's receipt of a written undertaking of said Indemnified Party to repay the Partnership the amount so advanced if it shall be finally determined that said Indemnified Party was not entitled to indemnification hereunder.

                  (b) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which an Indemnified Party may be entitled. Nothing contained in this Section 3.12 shall limit any lawful rights to indemnification existing independently of this Section 3.12.

                  (c) The indemnification rights provided by this Section 3.12 shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of an Indemnified Party and any officers, directors, partners, shareholders, employees and Affiliates of such Indemnified Party (and any former officer, director, partner, shareholder or employee of such Indemnified Party, if the Partnership Loss was incurred while such person was an officer, director, partner, shareholder or employee of such Indemnified Party). The General Partner may extend the indemnification called for by Section 3.12(a) to non-employee agents of the Partnership, the General Partner or its Affiliates.


               ARTICLE IV - CAPITAL CONTRIBUTIONS; DISTRIBUTIONS;
                        CAPITAL ACCOUNTS AND ALLOCATIONS

         SECTION 4.1  CAPITAL CONTRIBUTIONS.

                  (a) Prior to the effectiveness of this Agreement, the General Partner contributed to the Partnership certain of its assets, properties, rights, powers, privileges and business, and the Partners agree that such Capital Contribution has a value of $**. Except as may be agreed to in connection with the issuance of additional Partnership Points, as specifically set forth herein, and as may be required under applicable law, the Partners shall not be required to make any further contributions to the Partnership. No Partner shall make any contribution to the Partnership without the prior consent of the General Partner.

                  (b) No Partner shall have the right to withdraw any part of the capital it (or its predecessors in interest) contributed to the Partnership until the termination, dissolution and winding up of all the Partnership, except as distributions pursuant to this Article IV may represent returns of capital, in whole or in part; provided, however, to the extent of any payment made by the General Partner or any Affiliate thereof other than the Partnership pursuant to
Section 2.2(d) of the Stock Purchase Agreement, the General Partner may withdraw capital it has contributed to the Partnership. No Partner shall be entitled to receive any interest on any Capital Contribution made by it (or its predecessors in interest) to the Partnership.

                  (c) If, at any time, the General Partner determines that the Partnership requires additional capital, the General Partner may cause the Partnership to make a "Funds Call;" provided, however, that the Partnership shall make no Funds Call without a Majority Vote at any time when the aggregate amount of Funds Calls funded by the General Partner (and, if it is then a Limited Partner, AMG) exceeds $1,000,000 (net of any principal repayments of the loans made in Loan Calls (as hereinafter defined)). A call made pursuant to this
Section 4.1(c) may, in the General Partner's sole discretion, be either a requirement that each of the Partners contributes additional capital to the Partnership (a "Capital Call") or a requirement that each of the Partners loan funds to the Partnership (a "Loan Call"). Any Capital Call or Loan Call must be made to all Partners pro-rata in proportion to the number of Partnership Points held by such Partners (provided, however, that for purposes of this Section 4.1, all the Partnership Points in the Executive Retention Reserve shall be deemed to be outstanding Partnership Points held by the Chief Executive Officer or, if he or she is not a Limited Partner but holds his or her interest in the Partnership through a Limited Partner, by such Limited Partner); provided, however, that the aggregate maximum amount of Capital Calls and Loan Calls funded by the General Partner (and if it is then a Limited Partner, AMG) shall not exceed $1,000,000 (net of any principal repayments of the loans made in Loan Calls). If the aggregate amount of Capital Calls and Loan Calls funded by the General Partner (and if it is then a Limited Partner, AMG) equals $1,000,000 (net of any principal repayments of the loans made in Loan Calls), then any additional Capital Calls and Loan Calls shall be made pro-rata among all Partners other than the General Partner (and if it is then a Limited Partner, AMG).

                  (d) The General Partner shall cause the Partnership to deliver notices setting forth the type of Funds Call ("Call Notices") to the General Partner and Limited Partners in accordance with Section 10.1 below not less than twenty (20) days in advance of the date on which the General Partner determines the payment in response to such notice is due (the "Due Date"). All Capital Calls and Loan Calls shall be paid on their Due Date.

                  (e) All payments of the Partners hereunder in respect of a Capital Call or a Loan Call shall be made to the Partnership by transfer by wire or otherwise of federal funds or other immediately available funds (or by such other means as the Partnership may designate) by such time as the Partnership shall designate in the applicable Call Notice on the relevant Due Date to the Receipts Account (as hereinafter defined). If the Funds Call is a Loan Call, the Partnership shall issue, upon receipt of funds, a promissory note to each such Partner in an original principal amount equal to the amount paid by such Partner, with such promissory note to be in the form attached hereto as Exhibit E.

                  (f) Each Call Notice shall specify:

                      (i)      the scheduled Due Date;

                           (ii) the aggregate amount of payments to be made on the Due Date by all Partners;

                           (iii) the required payment to be made by the Partner to which the Call Notice is delivered;

                           (iv) the account to which such payment shall be paid; and

                           (v) whether such call is a Loan Call or a Capital Call (provided, however, that the General Partner may cause the Partnership to change a Loan Call to a Capital Call and a Capital Call to a Loan Call, with one (1) days prior written notice to the Partners; provided, further, that the General Partner may not cause the Partnership to change a Loan Call to a Capital Call or a Capital Call to a Loan Call without a Majority Vote at any time when the aggregate amount of Capital Calls and Loan Calls funded by the General Partner (and if it is then a Limited Partner, AMG) exceeds $1,000,000 (net of any principal payments of the loans made in Loan Calls)), and a description of the use of proceeds of such Funds Call.

                  (g) If a Partner fails to fund a Loan Call or a Capital Call as required under this Section 4.1 on the Due Date then the Partnership shall notify such Partner of such failure within two (2) days after such payment is due (which notice may be by telephone followed by confirmation by telecopy (receipt confirmed), overnight carrier or registered or certified mail), provided that the failure to give such notice shall not affect in any way the liability of such Partner to make such payment or subject the Partnership or the General Partner to any liability hereunder or otherwise. A Partner which fails to make such payment prior to the expiration of seven (7) days after such notice (the "Date of Default") shall be a "Defaulting Partner," and the following provisions (the "Default Provisions") shall apply: The obligation of a Defaulting Partner shall bear interest at the rate of twenty percent (20%) per annum, which interest shall compound quarterly and bear interest at the rate of twenty percent (20%) per annum. Any distributions or other payments by the Partnership to which the Defaulting Partner would otherwise be entitled pursuant to the provisions of Section 4.3 hereof or otherwise (including, without limitation, pursuant to Sections 4.4 and 4.5 hereof) shall be forfeited by such Limited Partner to the extent of the debt of such Defaulting Partner and applied by the Partnership to the debt of the Defaulting Partner hereunder but for all purposes of this Partnership Agreement other than this Section 4.1 and Section 4.3, shall be treated as having been distributed to the Defaulting Partner. In addition, any discretionary bonus or other discretionary payment (as opposed to regular salary) to which the Employee Stockholder of such Defaulting Partner would otherwise be entitled pursuant to the provisions of Section 3.3(b) or otherwise, shall be forfeited by such Employee Stockholder to the extent of the debt of such Defaulting Partner and applied by the Partnership to the debt of the Defaulting Partner hereunder.

         Any Defaulting Partner shall also pay, on demand, all costs, including court costs and reasonable attorneys' fees, paid or incurred by the Partnership in collecting a Funds Call from a Defaulting Partner. If the Defaulting Partner fails to make such payments immediately after the demand for payment thereof, then the Default Provisions set forth above shall apply to such amounts.

         The provisions of this Section 4.1(g) are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Partnership exceed the maximum amount of interest permitted by law, and in the event any interest hereunder were to exceed the maximum amount of interest permitted by law, such excess interest shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, be credited on the principal amount of the obligation of the Defaulting Partner under the Funds Calls outstanding and, to the extent such a credit is insufficient, be refunded.

         SECTION 4.2  CAPITAL ACCOUNTS; ALLOCATIONS.

                  (a) Capital Accounts. There shall be established for each Partner a Capital Account (a "Capital Account") which, in the case of the General Partner, shall be in the amount set forth in Section 4.1(a) above, and in the case of each other Partner, shall initially be equal to the Capital Contribution of such Partner as set forth on Schedule A hereto.

                  (b) Adjustments to Capital Accounts. The Capital Account of each Partner shall be adjusted in the following manner. Each Capital Account shall be increased by such Partner's allocable share of income and gain, if any, of the Partnership (as well as the Capital Contributions made by a Partner after the Effective Date) and shall be decreased by such Partner's allocable share of deductions and losses, if any, of the Partnership and by the amount of all distributions made to such Partner. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Partner is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional Partnership Interests as set forth in
Section 5.6(c) and upon the redemption of Partnership Interests.

                  (c) Allocation of Income and Loss. Subject to Sections 4.2(d) and 4.2(e) and Sections 4.4 and 4.5 hereof, all items of Partnership income, deduction, gain and loss shall be allocated among the Partners' Capital Accounts at the end of every month as follows: *** [The remainder of this subsection has been omitted pursuant to the confidential treatment request referenced on the cover page hereto. The omitted portion has been filed separately with the Commission.] ***

                  (d) *** [This subsection has been omitted pursuant to the confidential treatment request referenced on the cover page hereto. The omitted portion has been filed separately with the Commission.] ***

                  (e) Interim Closings. In the event that during any calendar month (or any fiscal year) there is any change of Partners or Partnership Points (whether as a result of the admission of an Additional Limited Partner, the redemption by the Partnership of all (or any portion of) any Limited Partner's Partnership Points, a transfer of any Partnership Points or otherwise), the following shall apply: (i) such transfer shall be deemed to have occurred as of the close of business on the last day of the month in which such change occurred, (ii) the books of account of the Partnership shall be closed effective as of the close of business on the effective date of any such change as set forth in clause (i) and such fiscal year shall thereupon be divided into two or more portions, (iii) each item of income gain, loss, deduction shall be determined (on the closing of the books basis) for the portion of such fiscal year ending with the date on which the books of account of the Partnership are so closed, and (iv) each such item for such portion of such fiscal year shall be allocated (pursuant to the provisions of Section 4.2(c) hereof) to those persons who were Partners during such portion of such fiscal year in accordance with their respective Partnership Points during such period.

         SECTION 4.3  DISTRIBUTIONS.

                **************** [ This section (approximately 2 pages) has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The omitted portions have been filed separately with the Commission.]***************

         SECTION 4.4 DISTRIBUTIONS UPON LIQUIDATION; ESTABLISHMENT OF A RESERVE UPON LIQUIDATION. Upon the liquidation of the Partnership, after payment (or the making of reasonable provision for the payment) of all liabilities of the Partnership owing to creditors, the General Partner (or liquidator) shall set up such reserves as it deems reasonably necessary for any contingent, conditional or unmatured liabilities or other obligations of the Partnership. Such reserves may be paid over by the General Partner (or liquidator) to a bank (or other third party), to be held in escrow for the purpose of paying any such contingent, conditional or unmatured liabilities or other obligations. At the expiration of such period(s) as the General Partner (or liquidator) may deem advisable, such reserves, if any (and any other assets available for distribution), or a portion thereof, shall be distributed to the Partners in accordance with their respective Capital Accounts. If any assets of the Partnership are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro-rata in accordance with the total amounts to be distributed to each Partner. Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and loss that would have been recognized by the Partnership had the property being distributed been sold at Fair Market Value shall be determined and allocated to those persons who were Partners immediately prior to the effectiveness of such distribution in accordance with
Section 4.2(d).

         SECTION 4.5 PROCEEDS FROM THE SALE OF SECURITIES; INSURANCE PROCEEDS; CERTAIN SPECIAL ALLOCATIONS.

                  (a) Capital Contributions made by any Partner after the Effective Date (other than Capital Contributions made pursuant to Section 4.1(c) hereof, which shall be used solely for the purpose or purposes set forth in the Call Notice), and other proceeds from the issuance of securities by the Partnership may, in the sole discretion of the General Partner, be used for the benefit of the Partnership (including, without limitation, the repurchase or redemption of Partnership Interests), or, may be distributed by the Partnership, in which case, any such proceeds shall be allocated and distributed among the Partners in accordance with their respective Partnership Points immediately prior to the date of such contribution; it being understood that in the case the proceeds are a note receivable, any such distribution shall occur upon receipt by the Partnership of any cash in respect thereof.

                  (b) In the event of the death of an Employee Stockholder covered by key-man life insurance, the proceeds of such policy shall first be used by the Partnership to fund (to the extent thereof) the Repurchase of Partnership Interests from the Employee Stockholder or Limited Partner through which such Employee Stockholder held his or her interest in the Partnership in accordance with Section 3.9 hereof and, if the proceeds exceed the amounts so required to effect such Repurchase, then the amount of such excess proceeds may, in the sole discretion of the General Partner, be used for the benefit of the Partnership, or, may be distributed by the Partnership, in which case, any such proceeds shall be allocated and distributed among the Partners in accordance with their respective Partnership Points immediately following the Repurchase of the Partnership Interests from such Limited Partner.

                  (c) Items of Tax Depreciation (as such term is defined below) on account of the property of the Partnership on the Effective Date, shall be specially allocated among the Partners in accordance with the positive balances in their Capital Accounts on the Effective Date. All items of Tax Depreciation on account of property purchased out of Operating Cash Flow shall be allocated as set forth in Section 4.2(c)(iv) and all items of Tax Depreciation on account of property purchased out of Free Cash Flow shall be allocated among the Partners in accordance with their respective numbers of Partnership Points.

                  (d) The items of income, deduction, gain and loss allocable pursuant to this Partnership Agreement shall generally be determined in accordance with the Partnership's books of account; provided, however, that in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in keeping the Partnership's books of account, there shall be taken into account "Tax Depreciation" as defined below. "Tax Depreciation" means, for any allocation period, an amount equal to the depreciation, amortization, and other cost recovery deductions allowable for Federal income tax purposes with respect to an asset or other capitalized amount for such allocation period (regardless of whether such depreciation, amortization, or other cost recovery deductions arise from the common tax basis of Partnership property or the tax basis of Partnership property attributable to a particular Partner because of a Code Section 754 election or otherwise); provided, however, that if the book value of an asset differs from its adjusted tax basis at the beginning of such allocation period, Tax Depreciation for that asset shall be an amount that bears the same ratio to such beginning book value as the Federal income tax depreciation, amortization, or other cost recovery deduction for that asset for such allocation period bears to such beginning adjusted tax basis; provided, further, however, that if the adjusted tax basis of an asset at the beginning of such allocation period is zero, Tax Depreciation for that asset shall be determined with reference to the appropriate Federal income tax recovery period.

         (e) Items of deduction on account of payments made under the ICP shall be specially allocated to the General Partner; provided, however, that if a Limited Partner contributes capital pursuant to a Capital Call in order to fund payments made under the ICP, items of deduction with respect to such payment (i.e. payments made under the ICP funded by a Capital Call) shall be specially allocated pro-rata among the General Partner and the Limited Partners who contributed capital in such Capital Call, in proportion to such capital contributions.

         SECTION 4.6 FEDERAL TAX ALLOCATIONS. The General Partner shall allocate the ordinary income and losses and capital gains and losses of the Partnership as determined for U.S. Federal income tax purposes (and each item of income, gain, loss, deduction or credit entering into the computation thereof), as the case may be, among the Partners for tax purposes in a manner that, to the greatest extent possible (i) reflects the economic arrangement of the Partners under this Agreement (determined after taking into account the allocation provisions of Sections 4.2, 4.4 and 4.5 hereof, and the distributions provisions of Sections 4.3, 4.4 and 4.5 hereof) and (ii) is consistent with the principles of Sections 704(b) and 704(c) of the Code. Pursuant to the foregoing, the General Partner shall allocate items of income, deduction, gain and loss for tax purposes in the same manner as, and in proportion to, the book allocations of corresponding items made pursuant to this Partnership Agreement, except (i) as provided below with respect to allocations required under the principles of Code
Section 704(c), and (ii) as required by Code Section 704(b) and the Treasury Regulations thereunder ("Required Allocations"). Any Required Allocations shall be taken into account in computing other and subsequent tax allocations so that the amount of tax items allocated to each Partner, to the greatest extent possible, shall be equal to the amount of tax items that would have been allocated to each Partner in the absence of such Required Allocations. The Partners understand and agree that, with respect to any item of property (other than cash) contributed (or deemed to be contributed for U.S. federal income tax purposes) by a Partner to the capital of the Partnership, the initial tax basis of such property in the hands of the Partnership will be the same as the tax basis of such property in the hands of such Partner at the time so contributed. The Partners further understand and agree that the taxable income and taxable loss of the Partnership is to be computed for Federal income tax purposes by reference to the initial tax basis to the Partnership of any assets and properties contributed by the Partners (and not by reference to the fair market value of such assets and properties at the time contributed). The Partners also understand that, pursuant to Section 704(c) of the Code, all taxable items of income, gain, loss and deduction with respect to such assets and properties shall be allocated among the Partners for Federal income tax purposes so as to take account of any difference between the initial tax basis of such assets and properties to the Partnership and their fair market values at the time contributed, using any method authorized by the Income Tax Regulations under
Section 704(c) and selected by the General Partner in its sole discretion, subject to its fiduciary duties to the Partners as a whole. For purposes of maintaining the Capital Accounts of the Partners, items of income, gain, loss and deduction relating to any asset or property contributed to the Partnership that are required to be allocated for tax purposes pursuant to Section 704(c) of the Code shall not be reflected in the Capital Accounts of the Partners.


            ARTICLE V - TRANSFER OF PARTNERSHIP INTERESTS OTHER THAN
                 BY THE GENERAL PARTNER, ADMISSION OF ADDITIONAL
                       PARTNERS, REDEMPTION AND WITHDRAWAL

         SECTION 5.1 ASSIGNABILITY OF INTERESTS. No interest of a Limited Partner in the Partnership may be sold, assigned, transferred, pledged, hypothecated, gifted, exchanged, optioned or encumbered (each, a "Transfer"), nor may any interest in any Limited Partner be Transferred, and no Transfer shall be binding upon the Partnership or any Limited Partner unless it is expressly permitted by this Article V and the General Partner receives an executed copy of such assignment, which shall be in form and substance reasonably satisfactory to the General Partner. The assignee of such interest in the Partnership may become a substitute Limited Partner only upon the terms and conditions set forth in Section 5.2. No Limited Partner's interest in the Partnership or, in the case of a Limited Partner which is not an individual, the direct and indirect interests of a beneficial owner of such Limited Partner, may be Transferred except:

                  (a) to the General Partner;

                  (b) to AMG pursuant to the provisions of Section 3.9, 7.1 or
7.3 hereof or pursuant to the provisions of such other agreement as may be entered into by the Partnership in connection with the issuance of Partnership Points;

                  (c) upon the death of such beneficial owner, their interests in the Partnership or in the Limited Partner may be Transferred by will or the laws of descent and distribution;

                  (d) a Limited Partner (and its beneficial owners) may Transfer interests in the Partnership or in such Limited Partner to members of his or her Immediate Family (or trusts for their benefit and of which the beneficial owner is the settlor and/or trustee, provided that any such trust does not require or permit distribution of such interests); and

                  (e) another Limited Partner, with the prior written consent of the General Partner, which consent may be granted or withheld by the General Partner in its sole discretion (provided, however, unless William J. Nutt is the President and Chief Executive Officer of AMG, Limited Partners may, with a Majority Vote, transfer an aggregate of up to 1.5 Partnership Points without the consent of, but with at least fifteen (15) days prior written notice to, the General Partner (which transfer or transfers may take place on one or more dates and subject to such terms and conditions as may be set by a Majority Vote, subject to a maximum number of 1.5 Partnership Points for all such transfers on all such occasions taken together); and

                  (f) the stockholders of such Limited Partner, with the prior written approval of the General Partner and subject to such Limited Partner and such stockholders making such representations and warranties regarding the ownership of such Limited Partner and such stockholder as the General Partner may deem necessary or appropriate.

; provided, that in the case of (c), (d) or (f) above, (i) the transferee enters into an agreement with the Partnership agreeing to be bound by the provisions hereof (and the transferee enters into (A) if such transferee is not already a party to a Non Solicitation Agreement, the relevant Non Solicitation Agreement and (B) if the transferee is (or has an equityholder which is) an employee of First Quadrant Limited, the Revenue Agreement) as a Limited Partner (to the extent such Person then would hold any interest in the Partnership), and (ii) whether or not the transferee enters into such an agreement, such Partnership Interests, and interests in such Limited Partner, shall thereafter remain subject to this Agreement (and, if applicable, the relevant Non Solicitation Agreement) to the same extent they would be if held by such Limited Partner or beneficial owner, as applicable.

         For all purposes of this Partnership Agreement, any Transfers of Partnership Interests shall be deemed to occur as of the close of business on the last day of the calendar month in which any such Transfer would otherwise have occurred.

         SECTION 5.2 SUBSTITUTE LIMITED PARTNERS. No transferee of interests of a Limited Partner shall become a Partner except in accordance with this Section
5.2. The General Partner may, with a Majority Vote of the Limited Partners, admit as a substitute Limited Partner any Person that acquires a Partnership Interest by Transfer from another Limited Partner in accordance with the provisions of Section 5.1. The admission of an assignee as a substitute Limited Partner shall in all events be conditioned upon the execution of an instrument satisfactory to the General Partner whereby such assignee becomes a party to this Agreement as a Limited Partner. Upon the admission of a substitute Limited Partner, the General Partner shall make the appropriate revisions to Schedule A hereto. Notwithstanding the foregoing, upon a Transfer of Partnership Interests to AMG in compliance with the provisions of Section 5.1(b) above, AMG shall be admitted to the Partnership as a Limited Partner with respect to the Partnership Interests so transferred, without the necessity for a Majority Vote.

         SECTION 5.3 ADDITIONAL REQUIREMENTS. As additional conditions to the validity of (x) any Transfer of a Limited Partner's interest in the Partnership (or, in the case of a Limited Partner which is not an individual, the interests of the direct and indirect beneficial owners of such Limited Partner) or (y) the issuance of additional Partnership Interests (pursuant to Section 5.6 below), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the Partnership to become subject to regulation as an "investment company" under the Investment Company Act, and the rules and regulations of the SEC thereunder, including by resulting in there being one hundred (100) or more beneficial holders of interests in the Partnership, (iii) result in the termination of any contract to which the Partnership is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the Partnership provides Investment Management Services is material), or (iv) result in the treatment of the Partnership as an association taxable as a corporation or as a "publicly traded limited partnership" for Federal income tax purposes.

         The General Partner may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel, which expense shall be borne by the parties to such transaction (and to the extent the Partnership is such a party, shall be paid from Operating Cash Flow).

         As an additional condition to the validity of (x) any Transfer of a Limited Partner's interest in the Partnership (or, in the case of a Limited Partner which is not an individual, the interests of the direct and indirect beneficial owners of such Limited Partner) or (y) the issuance of additional Partnership Interests (pursuant to Section 5.6 below), an equal interest in the U.K. Partnership must be so transferred or issued to the transferee or recipient by the transferor or issuer.

         To the fullest extent permitted by law, any Transfer that violates the conditions of this Section 5.3 shall be null and void ab initio.

         SECTION 5.4 ALLOCATION OF DISTRIBUTIONS BETWEEN ASSIGNOR AND ASSIGNEE; SUCCESSOR TO CAPITAL ACCOUNTS. Upon the Transfer of a Partnership Interest pursuant to this Article V, distributions pursuant to Article IV shall be made to the Person owning the Partnership Interest at the date of distribution, unless the assignor and assignee otherwise agree and so direct the General Partner in a written statement signed by both. In connection with a Transfer by a Partner of Partnership Points, the assignee shall succeed to a pro-rata (based on the percentage of such Person's Partnership Interests transferred) portion of the assignor's Capital Account, unless the assignor and assignee otherwise agree and so direct the General Partner in a written statement signed by both and consented to by the General Partner.

         SECTION 5.5 REDEMPTIONS AND WITHDRAWALS. No Limited Partner shall have the right to redeem its interest in the Partnership, in whole or in part, or to withdraw from the Partnership, except (a) upon receipt of a Majority Vote and with the consent of the General Partner, (b) as is expressly provided for in
Section 3.9 hereof or (c) as is expressly provided for in Section 7.1 and 7.3 hereof. Upon the redemption or withdrawal, in whole or in part, by a Limited Partner, the General Partner shall make the appropriate revisions to Schedule A hereto.

         SECTION 5.6  ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS.

                  (a) Additional Limited Partners (the "Additional Limited Partners" and each an "Additional Limited Partner") may be admitted to the Partnership and such Additional Limited Partners may be issued Partnership Points, upon receipt of a Majority Vote and the consent of the General Partner and upon such terms and conditions as may be established by the General Partner with a Majority Vote (including, without limitation, upon such Additional Limited Partner's execution of an instrument satisfactory to the General Partner whereby such Person becomes a party to this Agreement as a Limited Partner); provided, however, that upon a transfer pursuant to Section 6.1(ii) hereof, the General Partner may admit the transferee as an Additional Limited Partner without a Majority Vote.

                  (b) Existing Limited Partners may be issued additional Partnership Points (or other Partnership Interests) by the Partnership with the consent of, and upon such terms and conditions as may be established by, the General Partner with a Majority Vote (without including the Limited Partner to be issued additional Partnership Points). Except as provided in the last sentence of the definition of "Incentive Reserve" or "Executive Retention Reserve," the General Partner may only be issued additional Partnership Points (or other Partnership Interests) upon the receipt of a Majority Vote.

                  (c) Each time additional Partnership Interests are issued (including, without limitation, additional Partnership Points), the Capital Accounts of all the Partners shall be adjusted as follows: (i) the General Partner shall determine the proceeds which would be realized if the Partnership sold all its assets at such time for a price equal to the Fair Market

Value of such assets, and (ii) the General Partner shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Partners immediately prior to such issuance in accordance with Section 4.2(d) hereof.

                  (d) In connection with the issuance of additional Partnership Interests, such issuances, except as set forth herein and in the Options, are not subject to the preemptive rights of any Person.

                  (e) Upon the issuance of additional Partnership Interests, the General Partner shall make the appropriate revisions to Schedule A hereto.

         SECTION 5.7 REPRESENTATION OF PARTNERS. The General Partner and each Limited Partner (including each Additional Limited Partner) hereby represents and warrants to the Partnership and each other Partner, and acknowledges, that
(a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the Partnership for an indefinite period of time, (c) it is acquiring an interest in the Partnership for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) the equity interests in the Partnership have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by such Partner do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents or any agreement or instrument to which it is a party or by which it is bound.


              ARTICLE VI - TRANSFER OF PARTNERSHIP INTEREST BY THE
                      GENERAL PARTNER; REDEMPTION, REMOVAL
                                 AND WITHDRAWAL

         SECTION 6.1 ASSIGNABILITY OF INTEREST. Without a Majority Vote, neither the General Partner's interest in the Partnership nor the stock of the General Partner may be sold or transferred; provided, however, (i) it is understood and agreed that, in connection with the operation of the business of AMG (including, without limitation, the financing of direct or indirect investments in additional investment management companies), the General Partner's interest in the Partnership and the stock of the General Partner may be pledged or encumbered pursuant to a bona fide pledge or encumbrance and under such circumstances, lien holders shall have and be able to exercise the rights of secured creditors with respect to such interest, (ii) the General Partner may sell some (but not all or substantially all) of its Partnership Interests to a person or entity who is not a Partner but who is an Officer of the Partnership or who becomes an Officer in connection with such issuance, or an entity wholly owned by any such person, and (iii) the General Partner may sell some (but not all or substantially all) of its

Partnership Interests to existing Limited Partners. Notwithstanding anything else set forth herein, the General Partner may, with a Majority Vote, sell all its interests in the Partnership in a single transaction or a series of related transactions, and, in any such case, each of the Limited Partners of the Partnership shall be required to sell, in the same transaction or transactions, all their interest in the Partnership; provided, that the price to be received by all the Partners shall be allocated among the Partners as follows: (a) an amount equal to the sum of the positive balances, if any, in positive Capital Accounts shall be allocated among the Partners having such Capital Accounts in proportion to such positive balances, and (b) the excess, if any, shall be allocated among all Partners in accordance with their respective number of Partnership Points at the time of such sale.

         SECTION 6.2 RESIGNATION, REDEMPTION, AND WITHDRAWAL. To the fullest extent permitted by law, except as set forth in the last sentence of Section 6.1, without a prior Majority Vote, the General Partner shall not have the right to resign or withdraw from the Partnership. Without a prior Majority Vote, the General Partner shall have no right to have all or any portion of its interest in the Partnership redeemed. Any resigned, withdrawn or removed General Partner shall retain its interest in the capital of the Partnership and its other economic rights under this Agreement.


                ARTICLE VII - PUT/CALL OF PARTNERSHIP INTERESTS;
                               REGISTRATION RIGHTS

         SECTION 7.1  MANDATORY PUTS.

                  (a) Each Limited Partner may, subject to the terms and conditions set forth in this Section 7.1, cause AMG to purchase portions of the Partnership Interests held by such Limited Partner in the Partnership (a "Put").

                  (b) Each Limited Partner other than Lovell, Inc. may, subject to the terms and conditions set forth in this Partnership Agreement, cause AMG to purchase up to twelve and one-half percent (12.5%) of the Initial Partnership Points held by such Limited Partner, on the last business day in March (each, a "Purchase Date") on any five (5) separate occasions (but only up to an aggregate of fifty percent (50%) of such Limited Partner's Initial Partnership Points) starting with the last business day in March, 2001 and ending with the last business day in March, 2011. Notwithstanding any other provisions set forth herein, each Limited Partner may only exercise its rights under this Section 7.1(b) if the Limited Partner simultaneously causes AMG to purchase an equal number of U.K. Partnership Points in the U.K. Partnership pursuant to the provisions of Section 7.1(b) of the U.K. Partnership Agreement.

                  (c) Lovell, Inc. may, subject to the terms and conditions set forth in this Partnership Agreement, cause AMG to purchase up to twenty percent (20%) of the Initial Partnership Points held by Lovell, Inc., on each Purchase Date starting with the first Purchase Date in March, 2001. Notwithstanding any other provision set forth herein, Lovell, Inc. may only exercise its rights under this Section 7.1(c) if Lovell, Inc. simultaneously causes AMG to purchase an equal number of U.K. Partnership Points in the U.K. Partnership pursuant to the provisions of Section 7.1(c) of the U.K. Partnership Agreement.

                  (d) Each Limited Partner may, subject to the terms and conditions set forth in this Partnership Agreement, cause AMG to purchase a number of Partnership Points as is equal to up to twelve and one-half percent (12.5%) of the positive difference, if any, between (i) the Partnership Points issued to such Limited Partner pursuant to the Incentive Program or upon the exercise of any options issued pursuant thereto (each such issuance or issuance upon the exercise of an option, an "Option Exercise") and (ii) any Partnership Points purchased from such Limited Partner pursuant to a GP Call under Section
7.3 hereof on any five (5) separate Purchase Dates (but only up to an aggregate of a number of Partnership Points as is equal to fifty percent (50%) of the positive difference, if any, between (x) the Partnership Points issued in such Option Exercise and (y) any Partnership Points purchased from such Limited Partner pursuant to a GP Call under Section 7.3 hereof) starting on the first Purchase Date which is at least five (5) years following the date of such Option Exercise and ending on the first Purchase Date which is at least fifteen
(15) years following the date of such Option Exercise. Notwithstanding any other provisions set forth herein, each Limited Partner may only exercise its rights under this Section 7.1(d) if the Limited Partner simultaneously causes AMG to purchase an equal number of Partnership Points in the Partnership pursuant to the provisions of this Section 7.1(d) and U.K. Partnership Points in the U.K. Partnership pursuant to the provisions of Section 7.1(d) of the U.K. Partnership Agreement.

                  (e) If a Limited Partner desires to exercise its rights under
Section 7.1(b), 7.1(c) or 7.1(d) above, it and its Employee Stockholder shall give AMG, each other Employee Stockholder, the General Partner and the Partnership irrevocable written notice (a "Put Notice") on or prior to the preceding November 30 (the "Notice Deadline") stating that it is electing to exercise such rights and the number of Partnership Points (the "Put Partnership Points") to be sold in the Put and whether or to what extent such Put is a Put of Initial Partnership Points (including, without limitation, a Put by Lovell, Inc. pursuant to Section 7.1(c) above) (the "Initial Put Partnership Points") or Partnership Points issued pursuant to an Option Exercise (together, the "Option Put Partnership Points"). Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be done as follows: AMG shall purchase from each Limited Partner that number of Put Partnership Points as is equal to the sum of (i) the number of Initial Put Partnership Points designated as such in the Put Notice, up to the maximum number permitted by Section 7.1(b) or Section 7.1(c) above with respect to that year and the aggregate number of Initial Partnership Points that may be Put by the Limited Partner, and (ii) the number of Option Put Partnership Points designated as such in the Put Notice, up to the maximum number permitted by
Section 7.1(d) above with respect to the Option Exercise and that year and the aggregate number of Partnership Points that may be Put by the Limited Partner with respect to the Option Exercise; provided, however, that in no event shall the number of Partnership Points which AMG is required to purchase on any Purchase Date pursuant to Puts under this Section 7.1 exceed Two and Four-Tenths (2.4) Partnership Points; and, provided further, that if the number of Partnership Points for which Put Notices are received before the Notice Deadline for that calendar year exceeds two and four tenths (2.4) Partnership Points, then AMG shall purchase an aggregate of Two and Four-Tenths (2.4) Partnership Points among all Limited Partners as follows: AMG shall purchase from each Limited Partner that number of Partnership Points as is equal to (A) Two and Four-Tenths (2.4) Partnership Points multiplied by (B) a fraction, the numerator of which is the number of Partnership Points set forth in such Limited Partner's Put Notice (up to the maximum number of Partnership Points permitted by Sections 7.1(b), 7.1(c) and 7.1(d) above with respect to that Purchase Date and the aggregate number of Initial Put Partnership Points and Option Put Partnership Points which may be Put by that Limited Partner on that Purchase Date) and the denominator of which is the number of Partnership Points set forth in all the Put Notices (with respect to each such Put Notice, up to the maximum number of Partnership Points permitted by Sections 7.1(b), 7.1(c) and 7.1(d) above with respect to that Purchase Date) (provided, that in the case of the purchase of a number of Partnership Points that is less than the number of Partnership Points set forth in a Limited Partner's Put Notice, such Limited Partner may allocate the Partnership Points to be purchased among the Initial Put Partnership Points and Option Put Partnership Points set forth in its Put Notice).

                  (f) The purchase price for a Put (the "Put Price") shall be an amount equal to
******************************************************************************
******************************************************************************
******************************************************************************
The Put Price shall be paid by AMG (or, if AMG shall have assigned its obligation to the Partnership pursuant to paragraph (g) below, the Partnership in such proportions as may be determined by AMG with a Majority Vote) on the relevant Purchase Date by certified checks to such Limited Partner, in each case, against delivery of such documents or instruments of transfer as may reasonably be requested by AMG or the Partnership, as applicable; provided, however, that in the case of a Put by Lovell, Inc. under this Section 7.1, if after giving effect to the Put, Lovell, Inc. would hold less than one and five-tenths (1.5) Partnership Points, then the Put Price may, in AMG's sole discretion, be paid with a promissory note in the form attached hereto as Exhibit C, the principal of which promissory note would be paid in four (4) installments, the first installment would be paid on the Purchase Date, and the second, third and fourth installments would be paid twelve (12) months, twenty-four (24) months and thirty-six (36) months, respectively, after such Purchase Date, provided, that if Lovell, Inc. is also a Defaulting Partner, the amount of any payment shall be reduced in the manner set forth in the last sentence of Section 3.9(e) hereof.

                  (g) No purchase by AMG pursuant to this Section 7.1 (or, upon assignment of any of AMG's obligations to the Partnership pursuant to this paragraph (g) hereof, redemption by the Partnership) shall occur if it would result in AMG owning, directly or indirectly, in excess of eighty percent (80%) of the Partnership Points outstanding after giving effect to any such sale or redemption. If some, but not all, of the Partnership Points which Employee Stockholders have requested be purchased can be so purchased without AMG's ownership, directly or indirectly, exceeding eighty percent (80%) of the outstanding Partnership Points, then AMG shall purchase, or shall assign its obligations to the

Partnership, and the Partnership shall redeem, Partnership Points from the Limited Partners having Put Partnership Interests in proportion to the Partnership Points then held by such Limited Partners up to the maximum extent that would not cause AMG to own, directly or indirectly, in excess of eighty percent (80%) of the outstanding Partnership Points (in each case, subject to the maximum amount set forth in Section 7.1(b), 7.1(c) and 7.1(d) hereof).

                  (h) AMG may, only with a Majority Vote, assign any or all of its rights and obligations to purchase Partnership Points under this Section 7.1, in one or more instances, to the General Partner or the Partnership; provided, however, that if AMG (with a Majority Vote) assigns any or all its rights and obligations to purchase Partnership Points under this Section 7.1 to the General Partner or the Partnership, then AMG shall assign the identical and proportional rights and obligations to purchase U.K. Partnership Points under
Section 7.1 of the U.K. Partnership Agreement to the General Partner (in the case where rights or obligations to purchase Partnership Points were assigned to the General Partner) or the U.K. Partnership (in the case where rights or obligations to purchase Partnership Points were assigned to the Partnership).

         SECTION 7.2  ELECTION RIGHTS OF LIMITED PARTNERS TO RECEIVE AMG STOCK.

                  (a) If AMG does not assign to the Partnership or the General Partner the right or obligation pursuant to Section 7.1(h) above to purchase Partnership Interests from a Limited Partner, and AMG has, at that time, completed a registration of shares of its common stock for sale under the Securities Act (other than a registration on Form S-8 (or its then equivalent form) or a registration affected solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration on a form not available for registering securities for sale to the public) (a "Public Offering"), then such Limited Partner may elect to cause AMG to pay up to one-half of the Put Price (as such term is defined in Section 7.1(f) above) for the relevant Put in shares of AMG's Common Stock, $.01 par value per share (the "AMG Stock").

                  (b) An election under this Section 7.2 must be made by the Limited Partner at least sixty (60) days prior to the relevant Purchase Date, by giving written notice to the Partnership and AMG of such election, which election, once made, shall be irrevocable without the prior written consent of AMG.

                  (c) The number of shares of AMG Stock to be issued upon exercise of the Put shall be determined in accordance with the following formula:

                     Number of Shares of AMG Stock = OS x F
                                                     ---
                                                     1-F

where OS is the number of issued and outstanding shares of AMG Stock immediately prior to the closing of the Put, and F is a fraction, the numerator of which is the Put Price of a Put pursuant to Section 7.1(f) above, multiplied by
 .75, and the denominator of which is
an amount equal to the sum of (A) ********** of AMG's earnings before interest, amortization and taxes for the twenty-four (24) month period ending on the last day of the calendar year prior to the date of the closing of such Put (determined in accordance with generally accepted accounting principles, consistently applied) plus (B) the Put Price of a Put.

                  (d) If AMG completes a Public Offering, AMG shall, as soon as reasonably practicable, provide notice thereof to each Employee Stockholder.

         SECTION 7.3  GENERAL PARTNER CALL OPTION.

                  (a) The General Partner may, subject to the terms and conditions set forth in this Section 7.3, purchase eight and twenty-four one hundredths (8.24) Partnership Points from the Limited Partners (the "GP Call").

                  (b) The General Partner shall exercise its rights under this
Section 7.3 if ten (10) Partnership Points have been made available to the Incentive Reserve (as such term is defined in the Incentive Program and not as such term is defined herein) pursuant to Section 3(f) of the Incentive Program; provided, however, that the General Partner may give the GP Call Notice (as such term is hereinafter defined) prior to the date such a determination is made. Simultaneously with the General Partner's exercise of its rights under this
Section 7.3, the General Partner shall exercise its rights under Section 7.3(b) of the U.K. Partnership Agreement.

                  (c) If the General Partner exercises its rights under this
Section 7.3, it shall give written notice (the "GP Call Notice") to the Chief Executive Officer and each Limited Partner stating its exercise of such rights. Within Five (5) days after delivery of the Call Notice, the General Partner shall allocate the GP Call among the Limited Partners in its sole discretion and shall so indicate the allocation in a writing delivered to the Chief Executive Officer and the Limited Partners; and, provided further, that any allocation by the General Partner shall only be effective if an equivalent allocation is made pursuant to Section 7.3(c) of the U.K. Partnership Agreement. The closing of a GP Call shall take place on a date which is fifteen (15) days after the date of the GP Call Notice.

                  (d) The Purchase Price for a GP Call shall be an amount equal to (i) Four Hundred and Twenty-Eight One Thousandths (.428) of the Partnership's cumulative Revenues from Operations for the Period beginning on the Effective Date and ending on December 31, 2000, for each Partnership Point for which the General Partner exercises its rights under this Section 7.3 (subject, in any event, to any equitable adjustments which the General Partner may deem necessary or appropriate (in its sole discretion) if there is any change in the portion of Revenues From Operations which is Free Cash Flow or in the allocation of Free Cash Flow under this Agreement), minus (ii) the taxes incurred (calculated as set forth in this clause) by the General Partner in respect of such distributions, calculated on the assumption that such distributions are not less than one-half of the highest marginal federal, state and foreign tax rates applicable to the General Partner and not more than the highest marginal federal, state and foreign tax rates applicable to the General Partner (with the taxes incurred within such range to be determined by the General Partner in its sole discretion), plus
(iii) an amount equal to each cash distribution described in clause (i) above, net of any taxes attributable thereto (calculated as described in clause (ii) above) multiplied by the Prime Rate established by Chemical Bank (or any successor thereto) from time to time, as in effect on the date of each such cash distribution.

         SECTION 7.4  AMG CALL OPTION.

                  (a) AMG may, subject to the terms and conditions set forth in this Section 7.4, purchase portions of the Partnership Interests held by the Limited Partners in the Partnership (each a "Call"). Notwithstanding anything else set forth herein to the contrary, the consent of the Chief Executive Officer shall be required prior to any Call other than a Call of Partnership Points held by the Chief Executive Officer or the Limited Partner of which the Chief Executive Officer is the Employee Stockholder.

                  (b) AMG may purchase up to five percent (5%) of the Initial Partnership Points of any of the Limited Partners on the last business day in March (each a "Call Date") of each calendar year (but only up to an aggregate of twenty-five percent (25%) of the Initial Partnership Points issued to such Limited Partner) starting with the last business day in March of the calendar year 2002. Notwithstanding any other provision set forth herein, AMG may only exercise its rights under this Section 7.3(b) if it purchases an equal number of Initial Partnership Points in the Partnership and Initial U.K. Partnership Points in the U.K. Partnership.

                  (c) AMG may purchase a number of Partnership Points as is equal to up to five percent (5%) of the positive difference, if any, between
(i) the Partnership Points issued in an Option Exercise and (ii) any Partnership Points purchased from such Limited Partner pursuant to a GP Call under Section 7.3 hereof, on a Call Date (but only up to an aggregate of a number of Partnership Points as is equal to twenty-five percent (25%) of the positive difference, if any, between (x) the Partnership Points issued in such Option Exercise and (y) any Partnership Points purchased from such Limited Partner pursuant to a GP Call under Section 7.3 hereof) starting with the first Call Date which is at least six (6) years following the date of such Option Exercise. Notwithstanding any other provision set forth herein, AMG may only exercise its rights under this Section 7.4(c) if it purchases an equal number of Partnership Points in the Partnership and U.K. Partnership Points in the U.K. Partnership.

                  (d) If AMG desires to exercise its rights under Section 7.4(b) or (c) above, it shall give irrevocable written notice (a "Call Notice") on or prior to the preceding November 30, to each Limited Partner, First Quadrant, and the Partnership, stating its election to exercise such rights, the Limited Partner(s) from whom it intends to purchase Partnership Points, and the number of Partnership Points to be purchased in the Call (the "Call Partnership Points"). The number of Partnership Points purchased from a given Limited Partner must be equal to the number of U.K. Partnership Points being purchased at the same time from such Limited Partner.

                  (e) The purchase price for Call Partnership Points purchased from a Limited Partner in a Call (each a "Call Price") shall be an amount equal to (i) **************** The Call Price shall be paid by AMG (or, if AMG shall have assigned its rights to the Partnership pursuant to paragraph (f) below, the Partnership in such proportions as may be determined by AMG with a Majority
Vote) on the relevant Call Date by certified checks, against delivery of such documents or instruments of transfer as may reasonably be requested by AMG and the Partnership, as applicable.

                  (f) AMG may, with a Majority Vote, assign any or all of its rights and obligations to purchase Partnership Points under this Section 7.4, in one or more instances, to the General Partner or the Partnership; provided, however, that if AMG (with a Majority Vote) assigns any or all its rights and obligations to purchase Partnership Points under this Section 7.3 to the General Partner or the Partnership, then AMG shall assign the identical and proportional rights and obligations to purchase U.K. Partnership Points under this Section
7.3 of the U.K. Partnership Agreement to First Quadrant (in the case where rights or obligations to purchase Partnership Points were assigned to First Quadrant) or the U.K. Partnership (in the case where rights or obligations to purchase Partnership Points were assigned to the Partnership).

         SECTION 7.5  REGISTRATION RIGHTS.

                  (a) Piggy-back Registrations. If at any time or times following the completion of its initial public offering, AMG shall determine to file a registration statement ("Registration Statement") (which excludes a registration on Form S-8 (or its then equivalent form) or a registration statement filed solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration statement on a form not available for registering securities for sale to the public) other than on Form S-4 (or its then equivalent form) and other than with respect to securities to be issued solely in connection with any acquisition of any securities or assets of any entity or business, then AMG will promptly give written notice thereof to the Limited Partners which are holders of Registrable Securities (as hereinafter defined) then outstanding (the "Holders"), and, subject to the terms and conditions of this Section 7.4, will use all commercially reasonable efforts to effect the registration under the Securities Act (a "Registration") of all Registrable Securities which the Holders request in a writing delivered to AMG within thirty (30) days after the notice given by AMG. AMG shall have the right to postpone or withdraw any Registration without any obligation to any Holder.

                  (b)      Registrable Securities. For the purposes of this
Section 7.5, the term "Registrable Securities" shall mean any AMG Stock held by a Limited Partner which was acquired by such Limited Partner pursuant to the terms of Section 7.2 or Section 7.2 of the U.K. Partnership Agreement, and any equity securities issued or issuable with respect to such AMG Stock by way of a stock dividend or stock split or in connection with a combination of shares.

                  (c) Further Obligations of AMG. Whenever under the preceding provisions of this Section 7.5, AMG is required hereunder to register Registrable Securities, AMG agrees that it shall also do the following:

                           (i) use commercially reasonable efforts to prepare diligently for filing with the SEC a Registration Statement and such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary for the duration of such Registration;

                           (ii) use commercially reasonable efforts to maintain the effectiveness of any Registration Statement pursuant to which any of the Registrable Securities are being sold on a delayed or continuous basis under Rule 415 (or any successor or similar rule) under the Securities Act (other than a registration statement in connection with an underwritten offering) until the earlier of (i) the completion of the distribution of all Registrable Securities offered pursuant thereto or (ii) ninety (90) days after the effective date of such Registration Statement, provided that if a Suspension Period (as defined below) has occurred during the pendency of a Registration, AMG shall in good faith use reasonable efforts to extend the effectiveness of such Registration so that there are ninety (90) days during which such Registration is effective and a Suspension Period is not in effect;

                           (iii) furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities in accordance with customary practices;

                           (iv) file all reports required to be filed by it under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, during the period the Registration Statement is required to remain effective hereunder; and

                           (v) use commercially reasonable efforts to cause the Registrable Securities to be listed on such securities exchange or quoted on such automated quotation system on which AMG's common shares are then listed or quoted.

                  (d) Registration Expenses. All reasonable expenses incident to AMG's performance of or compliance with this Section 7.5, including SEC and securities exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for AMG and its independent certified public accountants incurred in connection with each registration hereunder (but not including any fees or disbursements of counsel for the Holders (which shall be borne by the Holders), or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (which shall be borne by each applicable Holder) (all such included expenses being herein called "Registration Expenses"), will be borne by AMG; provided, however, that if AMG is not selling in such offering, then each Holder shall bear a portion of such expenses equal to such expenses multiplied by a fraction, the numerator of which is the number of shares sold by such Holder and the denominator of which is the total number of shares sold in the offering.

                  (e)      Indemnification; Contribution.

                           (i) Indemnification. Incident to any registration statement referred to in this Section 7.5(e), and subject to applicable law, AMG will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them ("Controlling Person") against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by AMG of the Securities Act, any other federal securities laws, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person expressly for use therein, and with respect to such untrue statement or omission in the information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person, such underwriter, Holder or Controlling Person so providing such information to AMG (or on whose behalf such information was so provided) will indemnify AMG, its directors and officers, and the other underwriters, Holders and Controlling Persons against any losses, claims, damages, expenses or liabilities to which any of them may become subject to the same extent.

                           (ii) Contribution. If the indemnification provided for in this Section 7.5(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.5(e)(ii), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 7.5(e), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7.5(e)(i) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.5(e)(ii).

         SECTION 7.6 LIMITATIONS. Notwithstanding anything herein to the contrary, the parties agree as follows:

                  (a) In the event that in connection with an underwritten public offering, the managing underwriter(s) shall in good faith impose a limitation on the number of securities which may be included in such Registration for marketing purposes, AMG shall not be required to register Registrable Securities in excess of such limitation, provided that the reduction in the number of securities which may be included in such Registration to comply with such limitation is imposed pro rata (based either on relative number of securities held or relative number of securities sought to be included in such Registration) with respect to the Holders and all managers of companies providing Investment Management Services in which AMG may invest after the date hereof and which have so-called incidental or piggyback registration rights (it being understood that such limitation may be imposed as to all holders of such securities and the Holders prior to the imposition of any limitation on other holders of AMG securities).

                  (b) If requested in writing by the managing underwriter(s), if any, of any underwritten public offering of AMG Stock, each Limited Partner agrees not to offer, sell, contract to sell or otherwise dispose of any shares of AMG Stock except as part of such underwritten public offering within thirty
(30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering.

                  (c) Following the effectiveness of a Registration (including, without limitation a Registration for sale on a delayed or continuous basis under Rule 415 under the Securities Act), each Holder agrees not to effect any sales of AMG Stock after they have received notice from AMG to suspend sales as a result of the commencement any Suspension Period. Each Holder may recommence effecting sales of AMG Stock following further notice to such effect from AMG. For purposes hereof, a "Suspension Period" shall mean the pendency or occurrence of an event that would make it impractical or inadvisable
(i) to cause a Registration Statement to remain in effect or (ii) to permit the sale of AMG Stock by Holders, and shall include, without limitation, pending negotiations relating to, or consummation of, a transaction or the pendency or occurrence of any other event that would require additional disclosure of material information by AMG in a registration statement.

         SECTION 7.7 LIMITATION OF REGISTRATION RIGHTS. Notwithstanding the foregoing, AMG shall not be required to effect a Registration of Registrable Securities under this Agreement if, in the opinion of counsel for AMG, the Holders of Registrable Securities may then sell the Registrable Securities proposed to be sold without registration under the Securities Act.


                   ARTICLE VIII - DISSOLUTION AND TERMINATION.

         SECTION 8.1       EVENTS OF DISSOLUTION.

                  (a) The Partnership shall be dissolved and its affairs wound up:

                           (i) on a date designated in writing by the General Partner;

                           (ii)     upon the occurrence of an event of
                                    withdrawal (as defined in the Partnership
                                    Act) with respect to the General Partner;

                           (iii) upon the sale or other disposition of all (or a substantial portion of) the Partnership's assets;

                           (iv) upon the effective date of the resignation or withdrawal of the General Partner pursuant to Section 6.2 hereof;

                           (v)      upon a Repurchase Closing Date;

                           (vi) in any event, at midnight on December 31, 2095 unless the Partnership's term is extended pursuant to Section 2.5 hereof; or

                           (vii) upon the entry of a decree of judicial dissolution under Section 17-802 of the Partnership Act.

                  (b) Dissolution of the Partnership shall be effective at the close of business on the day on which the event occurs giving rise to the dissolution, whereupon the Partnership shall be wound up and liquidated in an orderly manner, as soon as reasonably practicable, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. The General Partner or, if there be none, a liquidator approved by a Majority Vote, shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by
Section 4.4 hereof.

                  (c) Upon an event described in Section 8.1(a)(ii) or 8.1(a)(v) that would otherwise result in a dissolution of the Partnership, the Partnership shall not be dissolved if, with thirty (30) days after the event described in either of such Sections, the holders of more than fifty percent (50%) of the Partnership Points then outstanding (including the General Partner and including as outstanding Partnership Points held by the General Partner any Partnership Points in the Executive Retention Reserve or Incentive Reserve) (or such greater percentage in interest as may be required under applicable law) in writing agree to continue the business of the Partnership and to the selection, effective as of the date of such event, of a successor general partner (which, to the extent permitted by applicable law, may be the General Partner). In such event, the Partnership shall continue until dissolved in accordance with this Section 8.

                  (d) Within one hundred and eighty (180) days following an event described in Section 8.1(a)(v) that results in the dissolution of the Partnership, the General Partner and the holders of more than fifty percent (50%) of the Partnership Points then outstanding (including the General Partner) (or such greater percentage of holders of Partnership Interests as may then be required under applicable law) may elect in writing to reconstitute and continue the business of the Partnership by forming a new limited partnership on the same terms and provisions as are set forth in this Agreement. If such an election is timely made, all the Limited Partners of the Partnership shall continue as limited partners of the reconstituted partnership and the General Partner of the Partnership shall continue as general partner of the reconstituted partnership. Upon any such election by the holders of more than fifty percent (50%) of the Partnership Points then outstanding (or such greater percentage of holders of Partnership Interests as may then be required under applicable law), all holders of Partnership Interests shall be bound thereby and shall be deemed to have approved thereof. Upon any such election by the holders of more than fifty percent (50%) of the Partnership Points then outstanding (or such greater percentage of holders of Partnership Interests as may then be required under applicable law), all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership of the Partnership and to enter into a new partnership agreement (which is identical to this Agreement) and certificate of limited partnership of the reconstituted partnership, and the General Partner may for this purpose and all purposes stated in such agreement or certificate, exercise the power of attorney granted pursuant to Section 8.1(d) below.

                  (e) Each Limited Partner and each Employee Stockholder and each other Person who accepts Partnership Interests constitutes and appoints each of the General Partner (and any successor thereof by merger, transfer, election or otherwise), and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as its, his or her true and lawful agents and attorneys-in-fact, with full power and authority in its, his or her name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates and other instruments including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof or any of the foregoing relating to the continuation of the Partnership as contemplated by paragraph (c) above or the reconstituted partnership, as contemplated by paragraph (d) above, that the General Partner deems appropriate or necessary to exercise any powers of the General Partner or to carry out the purposes of this Agreement and to form, qualify, or continue the existence or qualification of the Partnership or the reconstituted partnership, as contemplated by paragraph (c) or paragraph (d) above, as a limited partnership in the State of Delaware and under the Delaware Act and in all jurisdictions in which the Partnership may or may wish to conduct business or own property.

         The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetence, dissolution, disability, incapacity, bankruptcy or termination of any grantor and the transfer of all or any portion of his Partnership Interest and shall extend to such Person's heirs, successors and assigns. Each Person who accepts Partnership Interests is deemed to consent to be bound by any representations made by the General Partner or the authorized officers and attorneys-in-fact thereof, acting in good faith pursuant to such power of attorney. Each Person who accepts Partnership Interests is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner or the authorized officers and attorneys-in-fact thereof, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner within fifteen (15) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Section 8.1(e).


                        ARTICLE IX - RECORDS AND REPORTS

         SECTION 9.1 BOOKS AND RECORDS. The Officers of the Partnership and the General Partner shall cause the Partnership to keep complete and accurate books of account with respect to the operations of the Partnership, prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied. Such books shall reflect that the interests in the Partnership have not been registered under the Securities Act, and that the interests may not be sold or transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement. Such books shall be maintained at the principal office of the Partnership in Pasadena, California or at such other place as the General Partner shall determine.

         SECTION 9.2 ACCOUNTING. The Partnership's books of account shall be kept on the accrual method of accounting, or on such other method of accounting as the General Partner may from time to time determine, with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each Partnership fiscal year. The taxable year of the Partnership shall be the twelve months ending December 31 or such other taxable year as the General Partner may designate, with the written advice of the Independent Public Accountants.

         SECTION 9.3 FINANCIAL REPORTS. Each Limited Partner whose Employee Stockholder is an Officer of the Partnership, agrees on its behalf and on behalf of such Employee Stockholder, and each Employee Stockholders agree to cause the Partnership to furnish to the General Partner each of the following:

                  (a) Within twenty-five (25) days after the end of each month and each fiscal quarter, an unaudited financial report of Partnership, which report shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting, consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and
(ii) not contain all notes thereto which may be required in accordance with generally accepted accounting principles) and shall be certified by the most senior financial officer of the Partnership to have been so prepared, and which shall include the following:

                           (i) Statements of operations, changes in partners' capital and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

                           (ii) a balance sheet as of the last day of such month or quarter; and

                           (iii) with respect to the quarterly financial report, a detailed computation of Free Cash Flow for such quarter.

                  (b) Within sixty (60) days after the end of each fiscal year of the Partnership, audited financial statements of the Partnership, which shall include statements of operations, changes in partners' capital and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied, certified by Independent Public Accountants satisfactory to the General Partner.

                  (c) Within twenty-five (25) days after the end of each calendar quarter, the Partnership's operating budget for each of the next four
(4) fiscal quarters, in such form and containing such estimates as may be requested by the General Partner from time to time, certified by the most senior financial officer of the Partnership.

                  (d) Copies of all financial statements, reports, notices, press releases and other documents released to the public.

                  (e) As promptly as is reasonably possible following request by the General Partner from time to time, such operations and/or performance data as may be requested, in each case certified by the most senior financial officer of the Partnership if such a certification is requested by the General Partner.

                  (f) Any other financial or other information available to the Officers as the General Partner shall have reasonably requested on a timely basis.

         SECTION 9.4  MEETINGS.

                  (a) The Partnership and its Officers shall hold such regular meetings at the Partnership's principal place of business with representatives of the General Partner as may be reasonably requested by the General Partner from time to time. These meetings shall be attended (either in person or by telephone) by such of the Officers and other employees of the Partnership as may be requested by the General Partner or any of the Officers. The Partnership will reimburse the reasonable travel expenses of any representative of the General Partner who attends each such meeting.

                  (b) At each meeting, the Officers of the Partnership shall make such presentations regarding the Partnership and its performance, operations and/or budgets as may be reasonably requested by the General Partner, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the Partnership, and the attendees at the meeting shall discuss and consider such proposals and suggestions.

         SECTION 9.5  TAX MATTERS.

                  (a) The General Partner shall cause to be prepared and filed on or before the due date (or any extension thereof) Federal, state, local and foreign tax or information returns required to be filed by the Partnership. The General Partner, to the extent that Partnership funds are available, shall cause the Partnership to pay any taxes payable by the Partnership (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are to be treated as Operating Expenses of the Partnership to be paid from Operating Cash Flow); provided that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Partnership and adequate reserves therefor have been set aside by the Partnership.

                  (b) The General Partner shall be the tax matters partner for the Partnership pursuant to Sections 6221 through 6233 of the Code.

                           ARTICLE X - MISCELLANEOUS.

         SECTION 10.1 NOTICES. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner or Partners giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered or certified mail, or by commercial courier to the other Partners, at their addresses set forth on the signature pages hereof or on Schedule A hereto, or at such other addresses as may be supplied by written notice given in conformity with the terms of this Section 10.1. The date of any such personal or facsimile delivery or the date of delivery by an overnight courier or the date five (5) days after the date of mailing by registered or certified mail, as the case may be, shall be the date of such notice.

         SECTION 10.2 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Partners, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

         SECTION 10.3 AMENDMENTS. No amendments may be made to this Agreement without the prior written consent of (i) the General Partner and (ii) a Majority Vote of the Limited Partners and, with respect to Section 3.9 hereof, AMG; provided, however, that the General Partner shall make such amendments and additions to Schedule A hereto as are required by the provisions hereof; and, provided further, that the General Partner may amend this Agreement to correct any printing, stenographic or clerical errors or omissions. Except as otherwise provided for herein, no amendment may be made to this Agreement which materially and adversely affects a Limited Partner in a manner different from all the other Limited Partners, without the prior written consent of the Limited Partner which would be so affected.

         SECTION 10.4 NO PARTITION. No Partner nor any successors-in-interest to any Partner, shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successors-in-interest to assign, transfer, sell or otherwise dispose of his interest in the Partnership shall be subject to the limitations and restrictions of this Agreement.

         SECTION 10.5 NO WAIVER. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         SECTION 10.6 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Delaware before a single arbitrator selected in accordance with
Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

         SECTION 10.7 PRIOR AGREEMENTS SUPERSEDED. This Agreement, (including without limitation, the schedules and exhibits hereto), supersedes the prior understandings and agreements among the parties with respect to the subject matter hereof.

         SECTION 10.8 CAPTIONS. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         SECTION 10.9 COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners notwithstanding that all Partners have not signed the same counterpart.

         SECTION 10.10 APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law provisions thereof.

         SECTION 10.11 SINGULAR AND PLURAL. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence.

         SECTION 10.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of (i) any Partner, (ii) any Employee Stockholder or (iii) the Partnership, other than a Partner who is also a creditor of the Partnership.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the General Partner and the Initial Limited Partners have executed and delivered this Amended and Restated Limited Partnership Agreement as of the day and year first above written.

                                 GENERAL PARTNER

Name and Signature                           Address

FIRST QUADRANT CORP.                         800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ William J. Nutt
   ---------------------------
     William J. Nutt
     President

                                LIMITED PARTNERS

Name and Signature                           Address


R.D. ARNOTT CORPORATION                      800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ Robert D. Arnott
   ---------------------------
     Robert D. Arnott
     President


CULONBOIS CORPORATION                        800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ Curtis J. Ketterer
   ---------------------------
     Curtis J. Ketterer
     President


LUCK MONSTER CORPORATION                     800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ Christopher G. Luck
   ---------------------------
     Christopher G. Luck
     President

AYPWIP CORPORATION                           800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ David J. Leinweber
   ---------------------------
     David J. Leinweber
     President


R.M. DARNELL CORPORATION                     800 East Colorado Blvd.
                                             Suite 900
                                             Pasadena, CA 91101
By:/s/ R. Max Darnell
   ---------------------------
     R. Max Darnell
     President


T.S. MECKEL RUHESTANDS                       56 Ledgeways
 CORPORATION                                 Wellesley, MA 02181


By:/s/ Timothy S. Meckel
   ---------------------------
     Timothy S. Meckel
     President


LOVELL, INC.                                 P.O. Box 561
                                             Featherbed Lane
                                             Mt. Vernon, NJ 07976
By:/s/ Robert M. Lovell, Jr.
   ---------------------------
     Robert M. Lovell, Jr.
     President


WILLIAM A.R. GOODSALL                        17 Old Park Lane
                                             London W1Y 3LG
                                             United Kingdom
/s/ William A.R. Goodsall
---------------------------


ROBERT H. BROWN                              17 Old Park Lane
                                             London W1Y 3LG
                                             United Kingdom
/s/ Robert H. Brown
---------------------------

                                 ACKNOWLEDGMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, each of the undersigned hereby acknowledges the provisions of this Agreement, agrees that he constitutes an Employee Stockholder hereunder and agrees to fulfill all of the rights and duties of an Employee Stockholder hereunder.


/s/ Robert D. Arnott
---------------------------
Robert D. Arnott


/s/ Curtis J. Ketterer
---------------------------
Curtis J. Ketterer


/s/ Christopher G. Luck
---------------------------
Christopher G. Luck


/s/ David J. Leinweber
---------------------------
David J. Leinweber


/s/ R. Max Darnell
---------------------------
R. Max Darnell


/s/ Timothy S. Meckel
---------------------------
Timothy S. Meckel


/s/ Robert M. Lovell, Jr.
---------------------------
Robert M. Lovell, Jr.

         The undersigned is executing this Agreement solely to acknowledge and agree to be bound by the provisions of Section 3.9, the relevant provisions of
Article VII, and Section 10.6 hereof.

AFFILIATED MANAGERS GROUP, INC.                       Address

                                                      Two International Place
By:/s/ William J. Nutt                                23rd Floor
   ---------------------------
   Name:  William J. Nutt                             Boston, MA  02110
   Title: President and
          Chief Executive Officer